Exhibit 10.1

AMENDED AND RESTATED BRIDGE LOAN WAREHOUSING
CREDIT AND SECURITY AGREEMENT

BY AND AMONG

ACRC Lender B LLC
as Borrower,

BANK OF AMERICA, N.A. and

THE OTHER LENDERS WHICH MAY BECOME PARTY HERETO,
as Lenders,

and

BANK OF AMERICA, N.A.,
as Administrative Agent

Dated as of August 8, 2016

TABLE OF CONTENTS

1.	THE CREDIT		1

	1.1	The Commitments	1
	1.2	Expiration of Commitments	2
	1.3	Warehousing Notes	2
	1.4	Replacement of Warehousing Note	2

2.	PROCEDURES FOR OBTAINING ADVANCES		2

	2.1	Warehousing Advances	2
	2.2	Funding of Warehousing Advances	4

3.	INTEREST, PRINCIPAL AND FEES		4

	3.1	Interest	4
	3.2	Interest Limitation	5
	3.3	Principal Payments	5
	3.4	Fees	9
	3.5	Method of Making Payments	9
	3.6	Billings	10
	3.7	Default Rate	10
	3.8	Late Charges	10
	3.9	Additional Provisions Relating to Interest Rate	10
	3.10	Continuing Authority of Authorized Representative	11
	3.11	Charging Accounts	11
	3.12	Increased Costs	12
	3.13	Taxes	13

4.	COLLATERAL		14

	4.1	Grant of Security Interest	14
	4.2	Maintenance of Collateral Records	16
	4.3	Release of Security Interest in Pledged Loans	17
	4.4	Collection and Servicing Rights	17
	4.5	Return of Collateral at End of Commitment	17
	4.6	Delivery of Collateral Documents	18
	4.7	Financing Statements	18

5.	CONDITIONS PRECEDENT		18

	5.1	Closing	18
	5.2	Each Initial Warehousing Advance	19
	5.3	Each Subsequent Warehousing Advance	21

6.	GENERAL REPRESENTATIONS AND WARRANTIES OF BORROWER		22

	6.1	Existence and Power	22
	6.2	Authorization and Enforceability	22
	6.3	No Violation	23
	6.4	Financial Information	23

i

	6.5	Litigation	24
	6.6	Compliance with ERISA	24
	6.7	Taxes	24
	6.8	Full Disclosure	25
	6.9	Solvency	25
	6.10	Margin Regulations	25
	6.11	Governmental Approvals	25
	6.12	Investment Company Act; Public Utility Holding Company Act	25
	6.13	Principal Offices	25
	6.14	No Default	25
	6.15	Licenses, etc.	26
	6.16	Compliance with Law	26
	6.17	No Burdensome Restrictions	26
	6.18	Brokers’ Fees	26
	6.19	Organizational Documents	26
	6.20	Assumed Names	26
	6.21	Special Purpose Entity	26

7.	AFFIRMATIVE AND NEGATIVE COVENANTS		26

	7.1	Information	26
	7.2	Payment of Obligations	29
	7.3	Insurance; Maintenance of Property	29
	7.4	[Intentionally deleted]	30
	7.5	Compliance with Laws	30
	7.6	Inspection of Books and Records	30
	7.7	Existence	30
	7.8	Financial Covenants	30
	7.9	Restriction on Fundamental Changes	31
	7.10	Margin Stock	32
	7.11	Borrower Status	32
	7.12	Maintenance of Separateness	32
	7.13	Liens; Release of Liens	32
	7.14	Business Loan	32
	7.15	Limitation on Changes in Fiscal Year; Accounting Methods	32
	7.16	Limitation on Collateral	32
	7.17	Limitation on Negative Pledge Clauses	32
	7.18	Use of Proceeds	33
	7.19	Limitation on Transactions with Affiliates	33
	7.20	Further Assurances	33

8.	SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL		33

	8.1	Special Representations and Warranties Concerning Warehousing Collateral	33
	8.2	Special Affirmative Covenants Concerning Warehousing Collateral	37
	8.3	Special Negative Covenants Concerning Warehousing Collateral	38

9.	DEFAULTS; REMEDIES		38

	9.1	Events of Default	38
	9.2	Cure Rights Regarding Section 8	41
	9.3	Written Waivers	41
	9.4	Remedies	41
	9.5	Application of Proceeds	44
	9.6	Administrative Agent Appointed Attorney-in-Fact	44
	9.7	Right of Set-Off	45
	9.8	Right to Freeze	45

10.	THE ADMINISTRATIVE AGENT AND THE LENDERS		45

	10.1	Appointment of Administrative Agent	45
	10.2	Administration of Loan by Administrative Agent	46
	10.3	Exculpatory Provisions	46
	10.4	Reliance by Administrative Agent	48
	10.5	Notice of Default	48
	10.6	Lenders’ Credit Decisions	48
	10.7	Administrative Agent’s Reimbursement and Indemnification	49
	10.8	Administrative Agent in its Individual Capacity	49
	10.9	Successor Administrative Agent	49
	10.10	Duties in the Case of Enforcement	50
	10.11	Respecting Loans and Payments	51
	10.12	Delinquent Lender	54
	10.13	Holders	56
	10.14	Assignment and Participation	56
	10.15	No Assignment by Borrower	60
	10.16	Amendment, Waiver, Consent, Etc.	60
	10.17	Deemed Consent or Approval	61
	10.18	Tax Forms	61

11.	MISCELLANEOUS		63

	11.1	Notices	63
	11.2	Reimbursement of Expenses; Indemnity	66
	11.3	Financial Information	67
	11.4	Terms Binding Upon Successors; Survival of Representations	68
	11.5	Governing Law	68
	11.6	Relationship of the Parties	68
	11.7	Severability	68
	11.8	Counterparts	68
	11.9	Headings/Captions	69
	11.10	Entire Agreement	69
	11.11	Consent to Jurisdiction	69
	11.12	Waiver of Jury Trial	69
	11.13	No Implied Extensions	69
	11.14	Waiver of Punitive, Consequential, Special, Exemplary, Speculative and Indirect Damages	70

	11.15	Confidentiality	70
	11.16	Borrower Must Notify	71
	11.17	U.S. Patriot Act	71

12.	DEFINITIONS; TERMS OF CONSTRUCTION		71

	12.1	Defined Terms	71
	12.2	Other Definitional Provisions; Terms of Construction	95

AMENDED AND RESTATED BRIDGE LOAN WAREHOUSING CREDIT AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED BRIDGE LOAN WAREHOUSING CREDIT AND SECURITY AGREEMENT (as further defined in Section 12.1, this “Agreement”), dated as of August 8, 2016, is entered into by and between ACRC Lender B LLC, a Delaware limited liability company (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (in its non-agency capacity, “BofA”), in its capacity as a lender hereunder and any other lending institutions which may become parties to this Agreement as lenders in accordance with Section 10.14 (each, including BofA in such capacity, individually a “Lender” and, collectively, the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

WHEREAS, the parties to this Agreement have executed and delivered that certain Bridge Loan Warehousing Credit and Security Agreement, dated as of May 27, 2015 (as amended prior to the date hereof, the “Original Credit Agreement”); and

WHEREAS, such parties wish to amend and restate in its entirety the Original Credit Agreement by the execution and delivery of this Agreement, intending that such execution and delivery shall constitute a continuation of the transactions contemplated by the Original Credit Agreement and not a novation of Original Credit Agreement;

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged by such parties, such parties agree as follows:

1.                                      THE CREDIT

1.1                               The Commitments.  On the terms and subject to the conditions and limitations of this Agreement and the other Loan Documents, each Lender, severally and not jointly, agrees, to make loans (“Warehousing Advances”) to Borrower during the Borrowing Period in an aggregate principal amount outstanding at any one time up to, but not exceeding, such Lender’s Commitment Amount.  The Lenders have no obligation to make (a) Warehousing Advances in an aggregate amount outstanding at any time in excess of the Total Commitment Amount (assuming the funding of all then-unfunded Warehousing Advances under approved Multiple Advance Mortgage Loans), or (b) with respect to any Multiple Advance Mortgage Loan, aggregate Warehousing Advances against such Multiple Advance Mortgage Loan in excess of the Total Approved Warehousing Advance Amount therefor.  No Lender shall be obligated to make a Warehousing Advance to the extent that, after giving effect to such Warehousing Advance, such Lender’s Commitment Amount would be exceeded.  While a Default or Event of Default exists, Lenders may refuse to make any additional Warehousing Advances to Borrower.  All Warehousing Advances under this Agreement constitute a single indebtedness, and all of the Collateral is security for the Warehousing Notes and for the payment and performance of this Agreement, all of the other Loan Documents and all of the Obligations. The aggregate amount of all Warehousing Advances outstanding from time to time hereunder is referred to as the “Loan.” During the Borrowing Period, within the limits, and subject to the terms and conditions, set forth in this Agreement, Borrower may borrow, repay and reborrow Warehousing Advances.

1.2                               Expiration of Commitments. The Commitments of the Lenders to fund Warehousing Advances (including any then-unfunded Warehousing Advances under pending Warehousing Advance Requests (with the exception of then-unfunded Subsequent Warehousing Advances related to Multiple Advance Mortgage Loans as to which the Borrowing Period has not expired as contemplated by the definition herein of “Borrowing Expiration Date”)) shall expire on the last day of the Borrowing Period.

1.3                               Warehousing Notes.  Warehousing Advances are evidenced by promissory notes payable by Borrower to each Lender in a maximum principal amount equal to such Lender’s Commitment Amount on the form prescribed by Administrative Agent (each a “Warehousing Note” and, collectively, the “Warehousing Notes”).  All terms and provisions of the Warehousing Notes are incorporated into this Agreement.  The Borrower authorizes each Lender to make or cause to be made an appropriate notation on a schedule attached to such Warehousing Note reflecting, as the case may be, the funding of each Warehousing Advance or the receipt of any payment of principal.  The failure of any Lender to maintain such a schedule or any errors thereon, if so maintained, shall in no way affect the Borrower’s obligations hereunder or under the applicable Warehousing Note, or Guarantor’s obligations under the Guaranty.  The terms “Warehousing Note” and “Warehousing Notes” as used in this Agreement include all amendments, restatements, modifications or supplements thereof, allonges thereto and substitutions therefor.

1.4                               Replacement of Warehousing Note.  Upon receipt by the Borrower of (a) written notice from a Lender that the Warehousing Note of such Lender has been lost, stolen, destroyed or mutilated, and (b) (i) in the case of loss, theft or destruction, an unsecured customary agreement of indemnity from such Lender, or (ii) in the case of mutilation, upon surrender and cancellation of such Warehousing Note, the Borrower shall at Lender’s sole expense execute and deliver to such Lender a new Warehousing Note dated as of the date of such lost, stolen, destroyed or mutilated Warehousing Note.

2.                                      PROCEDURES FOR OBTAINING ADVANCES

2.1                               Warehousing Advances.

(a)                                 Borrower may from time to time deliver to Administrative Agent a completed request for approval on the then current form approved by the Administrative Agent (each, an “Approval Request”), no later than 11:00 a.m. on a Business Day that is at least ten (10) Business Days before the Business Day on which the Borrower desires the funding of a Warehousing Advance.  The Approval Request must be accompanied by all applicable Credit Underwriting Documents, other than as specifically set forth in the Approval Request.  The Credit Underwriting Documents not delivered with the Approval Request are referred to as the “Trailing Credit Underwriting Documents.”  The Administrative Agent will attempt to, within the earlier to occur of (i) ten (10) Business Days after receipt of an Approval Request and all related Third Party Reports, and (ii) five (5) Business Days after receipt of all related applicable Credit Underwriting Documents, including without limitation, the Trailing Credit Underwriting Documents and any other supporting documents that Administrative Agent may request (such period, the “Initial Review Period”), complete a review and analysis of the foregoing materials other than the Third Party Reports and the Trailing Credit Underwriting Documents.  If, based on such review, the Administrative Agent determines, in its sole discretion, that the subject proposed Mortgage Loan and related Property conform in all respects with the applicable requirements of this Agreement (except to the extent such determination requires a review of the related Third Party Reports and the Trailing Credit Underwriting Documents), and that, in the Administrative Agent’s sole discretion, subject to the Administrative Agent’s satisfaction, in its sole discretion, with the form, content, and substance of such Third Party Reports and the Trailing Credit Underwriting Documents, the Administrative Agent is prepared to accept the proposed Mortgage Loan as an Eligible Loan, the Administrative Agent will so notify the Borrower (such notice, a “Preliminary Approval”), and will promptly commence and as soon as reasonably practicable complete the review of such Third Party Reports and, when delivered, the Trailing Credit Underwriting Documents.  Upon the completion of the Administrative Agent’s review of such Third Party Reports and Trailing Credit Underwriting Documents, the Administrative Agent may, in its sole discretion, accept the proposed Mortgage Loan as an Eligible Loan and approve (subject to and on all applicable terms and conditions of this Agreement) an Initial Warehousing Advance to fund the origination of such Mortgage Loan and, in the case of a proposed Multiple Advance Mortgage Loan, Subsequent Warehousing Advances up to an aggregate cumulative amount equal to the Total Approved Warehousing Advance Amount determined by Administrative Agent, by returning the Approval Request executed by Administrative Agent to the Borrower by written Notice, which may be by e-mail (such Notice, a “Final Approval”).  The Administrative Agent shall not approve an Approval Request for a Mortgage Loan which does not meet all of the eligibility requirements of this Agreement without the written consent of the Required Lenders.  If Administrative Agent does not provide (i) a Preliminary Approval prior to the expiration of the Initial Review Period, or (ii) if a Preliminary Approval is given, a Final Approval within ten (10) Business Days after the date of the Preliminary Approval, the Approval Request shall be deemed denied.  The approval of an Approval Request with respect to a Multiple Advance Mortgage Loan shall set forth the Total Approved Warehousing Advance Amount applicable thereto, and shall encompass Subsequent Warehousing Advances to be made against such Multiple Advance Mortgage Loan at the time Borrower, as lender, makes subsequent advances thereunder, provided, that, at the time of each such related Subsequent Warehousing Advance (A) each such Subsequent Warehousing Advance shall be in accordance with the applicable Approval Request and Credit Underwriting Documents, (B) all applicable conditions to the making of Subsequent Warehousing Advances set forth in this Agreement shall have been satisfied, (C) no Default or Event of Default shall have occurred and be continuing, and (D) the aggregate cumulative principal amount of Warehousing Advances related to such Multiple Advance Mortgage Loan shall not exceed the applicable Total Approved Warehousing Advance Amount.  If an Approval Request has been approved by Administrative Agent, Borrower must submit a Warehousing Advance Request to Administrative Agent in accordance with Section 2.1(b), and comply with all other requirements of this Agreement for the borrowing of a Warehousing Advance, in order to obtain the related Warehousing Advance.  Administrative Agent’s current form of Approval Request is attached hereto as Exhibit A.  Upon not less than three (3) Business Days’ prior Notice to Borrower and not affecting any Warehousing Advance Requests already received by Administrative Agent, Administrative Agent may modify its form of Approval Request to conform to current legal requirements or Administrative Agent’s practices generally applicable to other (but not necessarily all) credit facilities similarly situated as determined by Administrative Agent in good faith (which determination shall be conclusive absent manifest error), and such modified form will become part of this Agreement.  Without intending to modify any of the provisions of this Section 2.1(a), Administrative Agent acknowledges Borrower intends to deliver all Approval Requests, Credit Underwriting Documents and Third Party Reports in a timely manner and Administrative Agent intends to use commercially reasonable efforts to provide its Preliminary Approval, if any, as soon as reasonably practicable.

(b)                                 To obtain a Warehousing Advance under this Agreement (including Subsequent Warehousing Advances, after an Initial Warehousing Advance, against a Multiple Advance Mortgage Loan) if approved as provided in Section 2.1(a), Borrower must (i) deliver to Administrative Agent a completed and signed request for a Warehousing Advance on the then current form approved by Administrative Agent (each, a “Warehousing Advance Request”) no later than 12:00 p.m., three (3) Business Days before the Business Day on which Borrower desires the Warehousing Advance to be funded, (ii) satisfy the conditions set forth in Sections 5.1(b), 5.2, or 5.3, as applicable, and, in the case of any Subsequent Warehousing Advance against a Multiple Advance Mortgage Loan, the applicable conditions of Section 2.1(a), and (iii) comply with the procedures set forth in Exhibit C, including delivery to Administrative Agent of all Collateral Documents on the respective applicable dates required for such delivery.  Warehousing Advance Requests received by Administrative Agent after 12:00 p.m.  on a Business Day will be deemed received on the following Business Day.  Any such Warehousing Advance Request for an Initial Warehousing Advance must be submitted within thirty (30) days after the date of the related Final Approval.  Administrative Agent’s current form of Warehousing Advance Request is attached hereto as Exhibit B.  Upon not less than three (3) Business Days’ prior Notice to Borrower and not affecting any Warehousing Advance Requests already received by Administrative Agent, Administrative Agent may modify its form of Warehousing Advance Request, and any other document or requirement referred to in this Section to conform to current legal requirements or Administrative Agent’s practices generally applicable to other (but not necessarily all) credit facilities similarly situated as determined by Administrative Agent in good faith (which determination shall be conclusive absent manifest error), and such modified form will become part of this Agreement.

2.2                               Funding of Warehousing Advances.  Administrative Agent will fund the proceeds of each Warehousing Advance to Borrower’s Operating Account by 1:00 p.m. on the date such Warehousing Advance is to be made as provided herein, provided all documents have been delivered and all conditions for funding such Warehousing Advance have been satisfied prior to 8:00 a.m. on such date.

3.                                      INTEREST, PRINCIPAL AND FEES

3.1                               Interest.

(a)                                 Except as otherwise specifically set forth in this Agreement, interest shall accrue each day on the outstanding principal balance of each Warehousing Advance (other than the day such principal is repaid if such day is not the day such principal was advanced) at a rate per annum equal to the applicable Effective LIBOR Rate.

(b)                                 All accrued and unpaid interest on the amount of each Warehousing Advance outstanding for all or any portion of a day (other than the day such principal is repaid if such day is not the day such principal was advanced) shall be (i) payable (A) monthly in arrears on each Interest Payment Date, commencing with the Interest Payment Date first occurring after the Restatement Date, (B) on the applicable Warehousing Maturity Date, and (C) as otherwise provided in this Agreement; and (ii) calculated on the basis of a 360 day year and the actual number of days elapsed.  Notwithstanding the foregoing, all computations of interest at the Effective Alternative Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

(c)                                  Administrative Agent’s determination of the Applicable Rate as of any determination date shall be conclusive and binding, absent manifest error.

3.2                               Interest Limitation.  It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and all Lenders at all times to comply with applicable state Law or applicable United States federal Law (to the extent that it permits a lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state Law) and that this Section shall control every other covenant and agreement in this Agreement, the Warehousing Notes and the other Loan Documents.  If applicable state or federal Law should at any time be judicially interpreted so as to render usurious any amount called for under this Agreement, the Warehousing Notes or any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Administrative Agent’s exercise of the option to accelerate the Warehousing Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable Law, then it is Administrative Agent’s and each Lender’s express intent that all excess amounts theretofore collected by Administrative Agent or any Lender shall be credited on the principal balance of the Loan and all other Obligations, and the provisions of this Agreement, the Warehousing Notes and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

3.3                               Principal Payments.

(a)                                 Borrower shall pay to Administrative Agent, for the benefit of Lenders, the outstanding principal amount of each Warehousing Advance on the applicable Warehousing Maturity Date.

(b)                                 Borrower may repay all or any portion of the Loan without premium or penalty at any time (except as otherwise provided in Section 3.9(d)), provided that with each such prepayment Borrower pays all accrued and unpaid interest on the amount of such prepayment.

(c)                                  Borrower shall pay to Administrative Agent, for the benefit of Lenders, and Borrower authorizes Administrative Agent to charge Borrower’s Operating Account for, the amount of any outstanding Warehousing Advance against a specific Pledged Loan after the occurrence of any of the following events, such payment to be made within the time period set forth in this Section 3.3(c), and without the necessity of prior demand or notice from Administrative Agent or any Lender except as otherwise expressly provided below:

(1)                                 On the day the Warehouse Period elapses for such Pledged Loan;

(2)                                 On the Business Day after the day the Warehousing Advance is made, if such Pledged Loan is not closed and funded;

(3)                                 Two (2) Business Days elapse from the date the Warehousing Advance was made based on such Pledged Loan without receipt by Administrative Agent of the Collateral Documents relating to that Pledged Loan required to be delivered on that date; provided that Administrative Agent provides written Notice of such non-compliance to Borrower and Borrower shall have an additional three (3) Business Days from receipt of such Notice to cure such non-compliance;

(4)                                 Within two (2) Business Day of written notice from the Administrative Agent that any such Collateral Document, upon examination by Administrative Agent, is found not to be in compliance with the requirements of this Agreement; provided that Administrative Agent provides written Notice of such non-compliance to Borrower and Borrower shall have an additional three (3) Business Days from receipt of such Notice to cure such non-compliance;

(5)                                 Ten (10) Business Days ( or such later time as may be agreed to by the Administrative Agent in its unrestricted discretion) elapse without the return of a Collateral Document relating to such Pledged Loan which has been delivered by Administrative Agent to Borrower or the Servicer under a Trust Receipt for correction or completion pursuant to Section 4.6;

(6)                                 On the Business Day following the day on which Borrower receives Notice, or Borrower has Borrower’s Knowledge, that such Pledged Loan was originated based on or subject to fraud or based on materially untrue, incomplete or inaccurate information;

(7)                                 On the Business Day following the date on which Borrower (i) has knowledge, (ii) would reasonably have obtained knowledge had Borrower followed its Underwriting Guidelines, or (iii) receives Notice, that (A) one or more of the representations and warranties set forth in Article 8 made with respect to such Pledged Loan or any Collateral Document relating thereto were inaccurate or incomplete in any material respect on any date when made or deemed made, or (B) Borrower has failed to perform or comply with any covenant, term or condition applicable to such Pledged Loan set forth in Article 8; provided that Administrative Agent provides written Notice of such non-compliance to Borrower and Borrower shall have an additional five (5) Business Days from receipt of such Notice to cure such non-compliance;

(8)                                 On the earlier of the date such Pledged Loan (A) has been in monetary default (without regard to any notice, grace, or cure period) for a period of one hundred twenty (120) days or more, or (B) becomes subject to foreclosure or other judicial enforcement or insolvency proceedings or a deed in lieu of foreclosure or similar transaction, provided, however, in the case of the preceding clause (A) Administrative Agent shall permit Borrower to make a partial prepayment before the expiration of such one hundred twenty (120) day period, if (i) Administrative Agent has received an updated as-is appraisal in form and substance reasonably satisfactory to Administrative Agent, (ii) Administrative Agent has received updated Credit Underwriting Documents in form and substance reasonably satisfactory to Administrative Agent, and (iii) after giving effect to such partial prepayment the Warehousing Advance relating to such Pledged Loan is in compliance with the applicable Advance Rate and Warehousing Advance Debt Service Coverage Ratio requirements set forth in Exhibit E, based on such updated as-is appraisal;

(9)                                 Upon the sale, other disposition or prepayment in full of such Pledged Loan; or

(10)                          On the date that Borrower is required to report compliance with the terms of Section 8.1(w), such portion of Warehousing Advances required to reduce the amount of such outstanding Warehousing Advances to cause the terms of Section 8.1(w) to be satisfied.

(d)                                 If the principal amount of any Pledged Loan is prepaid in part, or any Amortization Payments are made under a Pledged Loan, in either case while a Warehousing Advance is outstanding against such Pledged Loan, Borrower must pay to Administrative Agent, for the benefit of Lenders, within three (3) Business Days after Borrower’s receipt of such payment, without the necessity of prior demand or notice from Administrative Agent or any Lender, and Borrower authorizes Administrative Agent to charge the Cash Collateral Account or, if such payment was not paid to the Cash Collateral Account pursuant to Section 3.3(e), the Operating Account, for, an amount equal to (i) if no Default or Event of Default then exists, the lesser of (x) the amount of such prepayment or Amortization Payment multiplied by the applicable Advance Rate, or (y) the outstanding principal amount of such Warehousing Advance, in either case to be applied to the repayment of such Warehousing Advance, or (ii) if a Default or Event of Default then exists, the entire amount of such payment, to be applied to the repayment of such Warehousing Advance until paid in full, with any excess to be (A) if an Event of Default then exists, applied to the Obligations in accordance with applicable provisions of this Agreement, or (B) if a Default then exists, held by the Administrative Agent as Collateral, to be either (1) disbursed to the Borrower if such Default does not become an Event of Default, or (2) applied to the Obligations if such Default becomes an Event of Default.

(e)                                  The proceeds of the sale, other disposition, or payment in full of Pledged Loans must be deposited by Borrower, or the Servicer on behalf of Borrower, directly to the Cash Collateral Account within two (2) Business Days following receipt thereof.  Borrower must give Notice to Administrative Agent in writing (or by telephone followed promptly by written Notice) of the Pledged Loans for which proceeds of the sale, other disposition, or payment in full have been received.  If the payment for the purchase or other disposition of a Pledged Loans is less than the outstanding Warehousing Advance against such Pledged Loan identified by Borrower in its Notice, Borrower shall pay to Administrative Agent, for the benefit of Lenders, and Borrower authorizes Administrative Agent to charge Borrower’s Operating Account in, an amount equal to such deficiency.  If the payment for the purchase, other disposition or payment in full of a Pledged Loan is greater than the outstanding Warehousing Advances against such Pledged Loan identified by Borrower in its Notice, then

(i) if (A) no Default or Event of Default exists, or

(B) an Event of Default exists and (1) the Commitments have expired or been terminated and (2) no Warehousing Advances, interest or other Obligations are outstanding and unpaid,

then the Administrative Agent shall transfer such excess to Borrower’s Operating Account (y), with respect to such excess received by the Administrative Agent prior to 3:00 pm on a Business Day, at or before the close of business on such Business Day, or (z), with respect to such excess received by the Administrative Agent on or after 3:00 pm on a Business Day, at or before the close of business on the immediately following Business Day;

(ii) if an Event of Default then exists and any other conditions of clause (i)(B) are not satisfied, the Administrative Agent shall apply such excess to the portion of the Obligations then due and payable in accordance with applicable provisions of this Agreement, and, if such excess is greater than the portion of the Obligations then due and payable, the Administrative Agent will hold such remainder until such time as either the requirements have been satisfied for return of such excess to the Borrower’s Operating Account pursuant to the foregoing clause (i) or additional Obligations become due and payable so that such excess shall be applied to such Obligations pursuant to this clause (ii); and

(iii) if a Default then exists, such excess shall be held by the Administrative Agent as Collateral, to be either

(A) disbursed to the Borrower pursuant to the foregoing clause (i)(A) if such Default is cured, waived or otherwise ceases to exist without becoming an Event of Default, or

(B), if such Default becomes an Event of Default, applied to the Obligations in accordance with the foregoing clause (ii) or returned to the Borrower’s Operating Account in accordance with the foregoing clause (i)(B).

Administrative Agent and Lenders are entitled to rely upon Borrower’s affirmation that deposits in the Cash Collateral Account represent payments for the sale, other disposition, or payment in full of the Pledged Loan specified by Borrower in its Notice.  Nothing herein shall be deemed to authorize any sale or other disposition of a Pledged Loan which is not otherwise permitted pursuant to applicable provisions of this Agreement.

(f)                                   If the Warehousing Advance Debt Service Coverage Ratio with respect to any Pledged Loan is less than 1.20 to 1.00 for a MF Property as of the last day of any Fiscal Quarter, the Borrower shall prepay the related Warehousing Advance, within five (5) Business

Days after such testing was required to be reported, by at least an amount such that, if such prepayment had been made as of the applicable testing date, the Warehousing Advance Debt Service Coverage Ratio with respect to such Pledged Loan would have been at least 1.20 to 1.00 for such MF Property as of such quarterly testing date.

(g)                                  If the Warehousing Advance-to-Mortgage Loan Ratio exceeds 80% for any MF Property, as of the last day of the second or fourth Fiscal Quarters of any Fiscal Year, Borrower shall prepay such Warehousing Advance, within five (5) Business Days after such quarterly testing date was required to be reported, by at least an amount such that, if such prepayment had been made as of the applicable testing date, the Warehousing Advance-to-Mortgage Loan Ratio would not exceed 80% for such MF Property, as of such semi-annual testing date.

(h)                                 If the aggregate of the outstanding principal amount of any Warehousing Advances with respect to a particular Pledged Loan shall exceed the Applicable Expected Permanent Loan Amount for the related Pledged Loan, as of the last day of any Fiscal Quarter, Borrower shall prepay such Warehousing Advances within five (5) Business Days after such testing was required to be reported, by the amount of such excess.

3.4                               Fees.  Borrower shall pay to Administrative Agent, for its own account or for the account of the Lenders, as applicable, all Fees set forth in the Fee Letter as and when due as provided therein.

3.5                               Method of Making Payments.

(a)                                 Except as described in Section 3.13, all payments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments: (i) by direct charge to the Operating Account of Borrower, (ii) by wire transfer to Administrative Agent, or (iii) by transfer from the Cash Collateral Account as provided herein.  Payments shall be credited on the Business Day on which immediately available funds are received prior to 3:00 p.m., and payments received after 3:00 p.m. shall be credited to the Loan on the next Business Day.  Payments which are by check, which Administrative Agent on behalf of the Lenders may in its sole discretion accept or reject, or which are not in the form of immediately available funds shall not be credited to the Loan until such funds become immediately available to Administrative Agent for the benefit of Lenders, and, with respect to payments by check, such credit shall be provisional until the item is finally paid by the payor bank.  All payments shall be applied first to the payment of all fees, expenses, and other amounts due to the Administrative Agent and Lenders (excluding principal and interest), then to accrued interest, and then to the balance on account of outstanding principal; provided, however, that after the occurrence and during the continuation of an Event of Default, payments will be applied to the Obligations in such order as the Administrative Agent determines in its sole discretion.

(b)                                 While an Event of Default exists, Borrower authorizes Administrative Agent to charge Borrower’s Operating Account for any Obligations due and payable to

Administrative Agent or any Lender, without the necessity of prior demand or notice from Administrative Agent.

3.6                               Billings.  Administrative Agent shall submit monthly billings reflecting payments due; provided, however, that any changes in the interest rate and in the outstanding amount of the Loan which occur between the date of billing and the due date may be reflected in adjustments in the billing for a subsequent month.  Neither the failure of Administrative Agent to submit a bill, nor any error in any such bill, shall excuse Borrower from the obligation to make full payment of all Borrower’s payment obligations when due.

3.7                               Default Rate.  Administrative Agent may, and, if directed by Required Lenders shall, without notice or demand, raise the interest rate accruing on outstanding Warehousing Advances to an interest rate which is four percent (4%) per annum above the otherwise Applicable Rate (the “Default Rate”) following the occurrence of any Event of Default, unless and until the Event of Default is waived by the Administrative Agent in writing or cured (if and to the extent cure is permitted hereunder or required by applicable Law to be accepted by Administrative Agent and Lenders), independent of whether Administrative Agent accelerates the outstanding principal balance of the Loan.

3.8                               Late Charges.  [Intentionally Deleted].

3.9                               Additional Provisions Relating to Interest Rate.

(a)                                 If Administrative Agent determines for any reason that (i) U.S. Dollar deposits are not being offered to banks in the London interbank Eurodollar market in the outstanding amount of the Loan (including any approved but unfunded Warehousing Advances) for terms equal to one (1) month, or (ii) the Index Rate does not adequately and fairly reflect the cost to Lenders of funding Warehousing Advances, Administrative Agent will promptly so notify Borrower and each Lender.  Thereafter, the obligation of Lenders to make or maintain Warehousing Advances at the Effective LIBOR Rate shall be suspended until Administrative Agent revokes such notice.  During the period of any such suspension, subject to Section 3.7, (i) any new Warehousing Advance, and (ii) all then outstanding Warehousing Advances, shall bear interest at a fluctuating rate of interest per annum equal to the Effective Alternative Base Rate.

(b)                                 If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to make, maintain or fund loans whose interest is determined by reference to LIBOR, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S.  Dollars in the London interbank Eurodollar market, then, on notice thereof by such Lender to Borrower through Administrative Agent, any obligation of such Lender to provide the Effective LIBOR Rate shall be suspended, until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist.  During the period of any such suspension, subject to Section 3.7, (i) any new Warehousing Advances and (ii) all then outstanding Warehousing Advances, shall bear interest at a fluctuating rate of interest per annum equal to the Effective Alternative Base Rate.

(c)                                  Changes in the rate of interest resulting from any changes in (i) LIBOR (with respect to any new Interest Period) shall take place with the start of such Interest Period; or (ii) the Alternative Base Rate shall take place immediately; without prior notice or demand of any kind.

(d)                                 In the event that all or any portion of any Warehousing Advance accruing interest at the Effective LIBOR Rate (“LIBOR Rate Principal”) is prepaid by Borrower or becomes due and payable due to an acceleration thereof pursuant to Section 9.4, Borrower shall also pay any Consequential Loss as a result of such prepayment or acceleration. “Consequential Loss” shall mean any loss, cost or expense incurred by any Lender as a result of any payment, prepayment or acceleration of any LIBOR Rate Principal on a day other than the last day of the Interest Period for such LIBOR Rate Principal (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain outstanding such LIBOR Rate Principal or from fees payable to terminate the deposits from which such funds were obtained, plus any customary administrative fees charged by such Lender (such customary administrative fees in connection with each such payment, prepayment or acceleration not to exceed $1,000) in connection with the foregoing (which customary administrative fees such Lender shall have determined in good faith are generally applicable to other (but not necessarily all) similar situations (which determination shall be conclusive absent manifest error)).  For purposes of calculating Consequential Loss under this Section, each Lender shall be deemed to have funded each advance of LIBOR Rate Principal made by it at the Index Rate for such advance by a matching deposit or other borrowing in the London interbank Eurodollar market for comparable amounts and for a comparable period, whether or not such advance of such LIBOR Rate Principal was in fact so funded.  The foregoing notwithstanding, the amounts of the Consequential Loss shall never be less than zero or greater than is permitted by applicable Law.  The obligations of Borrower under this Section shall survive any termination of the Loan Documents, payment of the Loan and termination of the Commitments and shall not be waived by any delay by Administrative Agent or Lenders in seeking such compensation.

3.10                        Continuing Authority of Authorized Representative.  Administrative Agent and Lenders are authorized to rely upon the continuing authority of the Persons hereafter designated by Borrower (“Authorized Representatives”) to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including, but not limited to, the submission of Approval Requests and Warehousing Advance Requests, and certificates with regard thereto, instructions with regard to the Operating Account and, to the extent permitted under this Agreement, the Collateral, and matters pertaining to the procedures and documentation for Warehousing Advances.  Such authorization may be changed only upon written Notice to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent.  The Authorized Representatives as of the Restatement Date are listed on Exhibit F. Each Authorized Representative shall be a responsible and senior official of Borrower.

3.11                        Charging Accounts.  Administrative Agent is hereby authorized, on or after the due date therefor, to charge (without duplication), first, the Cash Collateral Account and, second, to the extent funds in the Cash Collateral Account are insufficient, the Operating Account, for the amount of all principal and interest payments from time to time due under this Agreement, the Warehousing Notes or the other Loan Documents and upon and during the continuation of an Event of Default, Administrative Agent is hereby authorized on or after the due date, to charge (without duplication) the Operating Account, Cash Collateral Account and/or any other non-third party custodial deposit account of Borrower at Administrative Agent or any Lender, with the amount of all unpaid Fees, other fees, costs, expenses and other amounts to which Administrative Agent and Lenders are entitled under this Agreement.  Neither the failure of Administrative Agent or any Lender to so charge such account, nor the insufficiency of funds therein shall affect or limit Borrower’s obligation to make any required payment.  Administrative Agent will notify Borrower promptly after any such charge against any such accounts.

3.12                        Increased Costs.

(a)                                 If any Change in Law shall:

(1)                                 impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (which shall include, for purposes of this Section, any Person controlling such Lender);

(2)                                 subject Administrative Agent or any Lender to any Indemnified Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(3)                                 impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement, any Warehousing Note, or Warehousing Advances made by such Lender;

and the result of any of the foregoing shall be to increase the cost to Administrative Agent or such Lender by an amount which the Administrative Agent or such Lender deems in good faith to be material of making, continuing or maintaining any Warehousing Advance the interest on which is determined by reference to LIBOR (or of maintaining its obligation to make any such Warehousing Advance), or to reduce the amount of any sum received or receivable by Administrative Agent or such Lender hereunder (whether of principal, interest or any other amount) then, upon request of Administrative Agent or such Lender, Borrower will pay to Administrative Agent or such Lender such additional amount or amounts as will compensate Administrative Agent or such Lender for such additional costs incurred or reduction suffered on an after-tax basis; provided that the computation of such additional amount or amounts shall be determined by Administrative Agent or such Lender in good faith (such determination being conclusive absent manifest error) to not exceed the amount that would be computed using a method consistent with that applied in Administrative Agent’s or such Lender’s computation of similar (but not necessarily all) amounts due from similarly situated (but not necessarily all) parties for whom Administrative Agent or such Lender has established credit facilities with comparable calculation of interest rates reasonably comparable to the facility governed by the Loan Documents.

(b)                                 If any Lender determines that any Change in Law affecting such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, any Warehousing Note, the Commitment of such Lender or the Warehousing Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed in good faith by such Lender to be material, then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered on an after-tax basis; provided that the computation of such additional amount or amounts shall be determined by such Lender in good faith (such determination being conclusive absent manifest error) to not exceed the amount that would be computed using a method consistent with that applied in such Lender’s computation of similar (but not necessarily all) amounts due from similarly situated (but not necessarily all) parties for whom such Lender has established credit facilities with comparable calculation of interest rates reasonably comparable to the facility governed by the Loan Documents.

(c)                                  If Administrative Agent or any Lender becomes entitled to any additional amounts pursuant to this Section, Administrative Agent or such Lender will provide a certificate setting forth the reason for such entitlement and the amount or amounts necessary to compensate Administrative Agent or such Lender or its holding company, as the case may be, as specified in subsections (a) or (b) of this Section within two hundred seventy (270) days after becoming aware thereof, and any such certificate delivered to Borrower shall be conclusive absent manifest error.  Borrower shall pay Administrative Agent or such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.  Subject to the limitations of the immediately succeeding sentence, failure or delay on the part of Administrative Agent or any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of Administrative Agent’s or such Lender’s right to demand such compensation at any subsequent time.  Nothing herein contained shall be construed or shall operate to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law, and such amounts paid pursuant to this Section 3.12 shall not include any amounts calculated on account of any Change in Law or interpretation thereof for a period that is more than two hundred seventy (270) days prior to the Borrower’s receipt of the notice specified in Section 3.12(c) except due to the retroactive applicability of such Change in Law.

3.13                        Taxes.

(a)                                 Except to the extent required by applicable Law, any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding (i) Taxes imposed on or measured by such Administrative Agent’s or such Lender’s net income, branch profits Taxes and franchise Taxes imposed on such Administrative Agent or such Lender (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is organized, is resident for tax purposes or maintains a lending office, (ii) any Taxes imposed pursuant to FATCA, and (iii) in the case of a Lender, (1) any U.S. federal withholding Taxes due under the

Law in effect on the date such Lender (y) acquires its interest in the Loan or Commitment or (z) changes its lending office, and (2) any Taxes that are imposed as a result of such Lender failing to comply with Section 10.18 (all such non-excluded Taxes being hereinafter referred to as “Indemnified Taxes”).  If Borrower or Administrative Agent, as applicable, shall be required by any applicable Law to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (A) the sum payable by Borrower shall be increased as necessary so that after making all required deductions on account of Indemnified Taxes (including deductions on account of Indemnified Taxes applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) Borrower or Administrative Agent, as applicable, shall make such deductions, (C) Borrower or Administrative Agent, as applicable, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (D) within thirty (30) days after the date of such payment, Borrower shall furnish to Administrative Agent (which shall forward the same to Lenders) the original or a certified copy of a receipt, or other documentation reasonably satisfactory to Administrative Agent, evidencing payment thereof.

(b)                                 In addition, Borrower agrees to pay any and all present or future stamp, court, recording, transfer or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of any Loan Document (hereinafter referred to as “Other Taxes”) in accordance with applicable Law.

(c)                                  Without duplication of any amounts paid under clause (a) of this Section, Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent or such Lender and any liability (including penalties, interest and reasonable expenses, unless due to Administrative Agent’s or a Lender’s delay or failure to provide notice regarding such Taxes) arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Payment under this subsection shall be made within thirty (30) days after the date Administrative Agent or a Lender makes a demand therefor.  A certificate as to the amount of such payment or liability delivered to Borrower by Administrative Agent or a Lender shall be conclusive absent manifest error.

(d)                                 Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section shall survive the termination of the Commitments and the payment in full of all the other Obligations.

4.                                      COLLATERAL

4.1                               Grant of Security Interest.  As security for the payment and performance of all Obligations, Borrower grants a security interest to Administrative Agent, for itself and the benefit of all the Lenders, in all of Borrower’s right, title and interest in and to the following described property, whether now existing or owned, or created, acquired or arising after the date of this Agreement (“Collateral”):

(a)                                 All amounts advanced by Administrative Agent or Lenders to or for the account of Borrower under this Agreement to fund the origination of a Mortgage Loan, until that Mortgage Loan is closed and those funds disbursed in accordance with the terms of this Agreement and the other Loan Documents;

(b)                                 All Mortgage Loans, including all Mortgage Notes, Mortgages and Security Agreements evidencing or securing those Mortgage Loans, that are delivered or caused to be delivered to Administrative Agent (including delivery to a third party on behalf of Administrative Agent), or that otherwise come into the possession, custody or control of Administrative Agent or any Lender (including the possession, custody or control of a third party on behalf of the Administrative Agent or any Lender), or in respect of which any Lender has made a Warehousing Advance under this Agreement (collectively, “Pledged Loans”);

(c)                                  All assignments of Mortgages, Mortgage Notes, Security Agreements and any related agreement documents and instruments;

(d)                                 All private mortgage insurance relating to Pledged Loans, all proceeds from the sale of Pledged Loans, all personal property, contract rights, servicing rights or contracts, including the Loan Servicing Agreement, and servicing fees and income or other proceeds, amounts and payments payable to Borrower as compensation or reimbursement, accounts, payment intangibles and general intangibles of every kind relating to Pledged Loans, and all other documents or instruments relating to Pledged Loans, including any interest of Borrower in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to Pledged Loans;

(e)                                  All escrow accounts (to the extent permitted by applicable Law), deposit accounts, cash collateral accounts, reserve accounts, disbursement accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of Collateral) and other information and data of Borrower relating to Collateral;

(f)                                   All cash, deposits, or other property from time to time deposited in or credited to the Cash Collateral Account or the Operating Account, and all other cash, whether now existing or acquired after the date of this Agreement, delivered to or otherwise in the possession of Administrative Agent or any Lender or Administrative Agent’s or any Lender’s agent, bailee or custodian or designated on the books and records of Borrower as assigned and pledged to Administrative Agent or any Lender, other than any such other cash which is identifiable to a third party custodial account, and all interest and other earnings on any of the foregoing;

(g)                                  All Hedging Arrangements related to any Collateral (“Pledged Hedging Arrangements”) and Borrower’s accounts in which those Hedging Arrangements are held (“Pledged Hedging Accounts”), including all rights to payment arising under the Pledged Hedging Arrangements and the Pledged Hedging Accounts, except that Administrative Agent’s security interest in the Pledged Hedging Arrangements and Pledged Hedging Accounts applies only to benefits, including rights to payment, related to any Collateral, but excludes any obligations or other liabilities with respect to any of the foregoing;

(h)                                 All guarantees or any other documents or property securing any of the foregoing;

(i)                                     The Operating Account and the Cash Collateral Account;

(j)                                    All cash and non-cash proceeds of any Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, and all products and proceeds of, any Collateral, together with whatever is receivable or received when any Collateral or proceeds of any Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any cause of action affecting or relating to Collateral or proceeds of any Collateral; and

(k)                                 Any and all present and future accounts, chattel paper, electronic chattel paper, commercial tort claims, contract rights, deposit accounts, documents, equipment, general intangibles, instruments, intellectual property, inventory, investment property, letter of credit rights, supporting obligations, and all proceeds and products of the foregoing (as all of the foregoing terms may be used, defined or referred to in the Uniform Commercial Code) arising from, related to or constituting all or a portion of any Collateral, and all replacements to the foregoing.

The foregoing Collateral shall include a Lien from Borrower to Administrative Agent, for itself and the benefit of all the Lenders, in all of Borrower’s right, title and interest in and to any and all collateral for, or credit enhancement or credit support of each Pledged Loan, including, without limitation, any of the foregoing executed and delivered by, or on behalf of, any Operator, guarantor or pledgor relating to any Pledged Loan providing to Borrower any collateral for, or credit support or credit enhancement of, any Pledged Loan, and any guaranty of any obligations relating to any Pledged Loan.

This Agreement constitutes an authenticated record, and the Agent is authorized at all times to file any and all UCC financing and continuation statements and amendments thereto and take such other actions determined by Agent to be necessary or desirable to perfect its security interest in the Collateral.  Pledgor hereby ratifies its authorization for the Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Collateral if (i) filed prior to the date hereof and (ii) approved by Borrower prior to filing.

4.2                               Maintenance of Collateral Records.  As long as the Commitments are outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower or Servicer shall preserve and maintain, at its chief executive office or principal place of business or in a regional office approved by Administrative Agent, or in the office of a computer service bureau engaged by Borrower and approved by Administrative Agent and, upon request, make available to Administrative Agent the originals, or copies in any case where the originals have been delivered to Administrative Agent, of the Mortgage Notes, Mortgages, Security Agreements, guaranties and other Collateral Documents included in Pledged

Loans, and other and all related documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

4.3                               Release of Security Interest in Pledged Loans.

(a)                                 Administrative Agent, on behalf of Lenders, will release its security interest in Pledged Loans only as provided in this Agreement.

(b)                                 If no Default or Event of Default exists, Borrower may redeem a Pledged Loan and all of the specifically identifiable Collateral related to such Pledged Loan from Administrative Agent’s security interest by notifying Administrative Agent of its intention to redeem such Pledged Loan from pledge and paying, or causing the payment, to Administrative Agent for the benefit of Lenders, for application as a prepayment on the principal balance of the Loan, the Release Amount for such Pledged Loan.

(c)                                  While a Default or Event of Default exists, Administrative Agent may, with no liability to Borrower or any Person, continue to maintain its security interest in any Pledged Loan and all of the specifically identifiable Collateral related to such Pledged Loan against payment of the Release Amount for that Pledged Loan or payment of such Pledged Loan in full by the related obligor.

4.4                               Collection and Servicing Rights.

(a)                                 While no Event of Default exists, Borrower (or, if applicable pursuant to the Loan Servicing Agreement, the Servicer) may service and receive and collect directly all sums payable to Borrower in respect of the Collateral, other than any payments which are required to be paid directly to the Cash Collateral Account pursuant to applicable provisions of this Agreement.

(b)                                 After an Event of Default has occurred, Administrative Agent or its designee is entitled to service and receive and collect all sums payable to Borrower in respect of the Collateral, and in such case (i) Administrative Agent or its designee in its discretion may, in its own name, in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but neither Administrative Agent nor any Lender has any obligation to do so, (ii) Borrower or the Servicer shall, if Administrative Agent requests it to do so, hold in trust for the benefit of the Administrative Agent and the Lenders and immediately pay to Administrative Agent, at its office designated by Notice, all amounts received by Borrower upon or in respect of any Collateral, advising Administrative Agent as to the source of those funds, and (iii) all amounts so received and collected by Administrative Agent will be held by it as part of the Collateral, subject to disposition in accordance with this Agreement and applicable Law.

4.5                               Return of Collateral at End of Commitment.  If (a) the Commitments have expired or been terminated, and (b) no Warehousing Advances, interest or other Obligations are outstanding and unpaid, Administrative Agent shall release its security interest and will deliver all Collateral in its possession to Borrower at Borrower’s expense.  Borrower’s acknowledgement of receipt for any Collateral released or delivered to Borrower under any provision of this Agreement is a complete and full acquittance for the Collateral so returned, and Administrative Agent and Lenders are discharged from any liability or responsibility for such Collateral.

4.6                               Delivery of Collateral Documents.  Administrative Agent may deliver documents relating to the Collateral to Borrower or Servicer for correction or completion under a Trust Receipt, such documents to be returned to Administrative Agent within ten (10) Business Days after delivery to Borrower or Servicer under such Trust Receipt.  Administrative Agent’s security interest therein will in no way be impaired by such delivery.

4.7                               Financing Statements.  This Agreement constitutes an authenticated record.  The Borrower authorizes the Administrative Agent, at any time and from time to time, to file in any one or more jurisdictions financing statements that describe the Collateral, together with continuation statements thereof and amendments thereto and which contain any information required by the applicable Uniform Commercial Code for the sufficiency of, or applicable filing office for the acceptance of, any financing statements, continuation statements or amendments.

5.                                      CONDITIONS PRECEDENT

5.1                               Closing.

(a)                                 Closing of Original Credit Agreement.  The effectiveness of the Original Credit Agreement, including the Lenders’ obligation to make the first Initial Warehousing Advance, was subject to the satisfaction, in the discretion of Administrative Agent, of the conditions precedent set forth in Section 5.1 of the Original Credit Agreement.

(b)                                 Closing of Subsequent Credit Agreement.  The effectiveness of this Agreement, including the Lenders’ obligation to make the first Warehouse Advance on or after the date hereof, is subject to the satisfaction or waiver pursuant to the Post-Closing Letter, in the discretion of Administrative Agent, of the following conditions precedent:

(1)                                 Administrative Agent must receive the following, all of which must be satisfactory in form and substance to Administrative Agent:

(A)                               This Agreement, duly executed by the Borrower and each Lender;

(B)                               Copies of Borrower’s or, if Borrower is covered through Servicer, Servicer’s, errors and omissions insurance policy, blanket bond coverage policy, fidelity bond coverage policy, and general commercial liability insurance policy insuring Borrower’s operations and premises, or certificates in lieu of such policies, showing compliance by Borrower as of the date of this Agreement with the provisions of Section 7.3(a); and

(C)                               The other agreements, certificates and other documents listed on the closing checklist attached hereto as Exhibit L.

(2)                                 Neither Borrower nor Guarantor shall have incurred any material liabilities, direct or contingent, other than in the ordinary course of its business, since the Audited Statement Date that have not been disclosed Administrative Agent in writing.

(3)                                 (i) Borrower and Guarantor each has obtained all material and appropriate authorizations and approvals of all Governmental Authorities required for the due execution, delivery and performance by each of Borrower and Guarantor of the Loan Documents to which it is or will be a party and for the perfection of or the exercise by Administrative Agent of its rights and remedies under the Loan Documents, and (ii) the Loan and all transactions contemplated hereby, shall be in material compliance with, and Borrower and Guarantor each shall have obtained all material and appropriate approvals pertaining to, all applicable Laws, including all governmental, environmental, ERISA retiree health benefits, workers’ compensation and other requirements, regulations and laws and shall not contravene any charter, by-law, debt instrument or other material contractual obligation of Borrower or Guarantor and Guarantor’s Subsidiaries.

(4)                                 Borrower shall have paid to the Administrative Agent (for its own account or for the account of the Lenders, as applicable) all Fees payable on or before the date hereof pursuant to the Fee Letter and all of Administrative Agent’s costs and expenses of entering into this Agreement that have been invoiced at least one (1) Business Day before the date hereof, including, without limitation, reasonable attorneys fees.

5.2                               Each Initial Warehousing Advance.  The Lenders’ obligation to make the Initial Warehousing Advance with respect to each Pledged Loan is subject to the satisfaction, as determined in the discretion of Administrative Agent, as of the date of each Warehousing Advance, of the following additional conditions precedent:

(a)                                 Administrative Agent must have approved the Approval Request for the Mortgage Loan related to such Warehousing Advance (including, without limitation, Administrative Agent’s independent due diligence with respect to the underlying borrower under the subject Mortgage Loan, including with respect to any KYC Compliance Information requested by Administrative Agent).

(b)                                 Borrower must have delivered to Administrative Agent the Warehousing Advance Request and the Collateral Documents required by, and must have satisfied the procedures set forth in, Article 2 and the Exhibits described in that Article.  All items delivered to Administrative Agent must be satisfactory to Administrative Agent in form and substance, and Administrative Agent may reject any item that does not satisfy the requirements of this Agreement.

(c)                                  Borrower must have deposited sufficient funds into the Operating Account such that the funds from the Operating Account, together with the requested Warehousing Advance when funded into the Operating Account, will enable Borrower (i) to fund in its entirety the underlying Mortgage Loan if such Mortgage Loan is a Single Advance Mortgage Loan, or (ii) if such Mortgage Loan is a Multiple Advance Mortgage Loan, to fund 100% of the principal amount thereof to be advanced by Borrower, as lender thereunder, at such time.

(d)                                 Administrative Agent must have received evidence satisfactory to it as to the due filing and recording or continuation in all appropriate offices of all financing statements and other instruments, as well as such other matters or items as may be necessary to perfect the security interest of Administrative Agent in the Collateral under the Uniform Commercial Code or other applicable Law.

(e)                                  The representations and warranties of Borrower contained in this Agreement, including in Article 6 and Article 8, must be accurate in all material respects, and must not omit any material information required to make such representation and warranty not materially misleading in light of the circumstances and contexts made, as if made on and as of the date of, and both disregarding the making of and taking into account the making of, each Warehousing Advance (except for those which expressly relate to a specific earlier date, which shall be true and correct as of such earlier date).

(f)                                   Borrower must be in compliance with all covenants and agreements to be performed by it under this Agreement, the underlying borrower, and any guarantor or other obligor, under the subject Mortgage Loan must be in compliance with all covenants and agreements to be performed by it or them under the applicable documentation which shall be in form and substance consistent with and shall satisfy the terms and conditions of this Agreement and shall be satisfactory in form and substance to Administrative Agent, Administrative Agent shall have received all information and such counterpart originals or certified or other copies of such documents as Administrative Agent may reasonably request, and both before and after giving effect to the requested Warehousing Advance, no Default or Event of Default shall exist.

(g)                                  Guarantor must be in compliance with all covenants and agreements applicable to Guarantor under the Loan Documents.

(h)                                 No event, act or condition shall have occurred since the date of this Agreement which has had or is likely to have a Material Adverse Effect.

(i)                                     Administrative Agent shall have received evidence satisfactory to it either (i) as to the due recording of a Collateral Assignment of Mortgage in the appropriate recording office relating to the Mortgage Loan in respect to which such Warehousing Advance is to be made and compliance with the related applicable provisions of Exhibit C hereto, or (ii) from an authorized representative of the applicable title insurance company (the “Title Insurer”), that, in accordance with the Borrower’s or Servicer’s closing instructions and the Administrative Agent’s escrow letter with such Title Insurer, (A) the Title Insurer is in possession of the fully executed Collateral Assignment of Mortgage, in recordable form for the applicable recording jurisdiction, (B) the Title Insurer is proceeding with the recording of the applicable Mortgage and the related Collateral Assignment of Mortgage, and (C) the Borrower’s title insurance policy, which must comply with the requirements of Exhibit C of this Agreement, will be issued with gap coverage in the form required pursuant to the Borrower’s or Servicer’s closing instructions and the Administrative Agent’s escrow letter, to contain the recording details for the Collateral Assignment of Mortgage, and to show no intervening Mortgages, no assignments of the applicable Mortgage (other than from the Servicer to the Borrower), no discharge of applicable Mortgage, and no release of any property from the Lien of the applicable Mortgage.

(j)                                    Administrative Agent shall have received payment of any Fees applicable to such Warehousing Advance.

(k)                                 The Warehousing Advance-to-Appraised Value Ratio with respect to such Warehousing Advance and the related Pledged Loan shall not exceed 64% for any MF Property.

(l)                                     Administrative Agent shall have received and approved such other documents and certificates as Administrative Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent.

Delivery of a Warehousing Advance Request by Borrower for an Initial Warehousing Advance will be deemed a representation by Borrower that all conditions set forth in this Section 5.2 have been satisfied as of the date of such Warehousing Advance.

5.3                               Each Subsequent Warehousing Advance.  The Lenders’ obligation to make any Subsequent Warehousing Advance with respect to each Pledged Loan constituting a Multiple Advance Mortgage Loan is subject to the satisfaction, as of the date of each Subsequent Warehousing Advance, of the following conditions precedent:

(a)                                 Borrower must have delivered to Administrative Agent the Warehousing Advance Request and, to the extent applicable to Subsequent Warehousing Advances, must have satisfied the procedures set forth in, Article 2 and the Exhibits described in that Article.  All items delivered to Administrative Agent must satisfy all applicable terms, provisions and requirements of this Agreement applicable to Subsequent Warehouse Advances in form and substance, and Administrative Agent may reject any item that does not satisfy the requirements of this Agreement applicable to Subsequent Warehouse Advances.

(b)                                 Borrower must have deposited sufficient funds into the Operating Account such that the funds from the Operating Account, together with the requested Subsequent Warehousing Advance when funded into the Operating Account, will enable Borrower to fund 100% of the principal amount of the Pledged Loan to be advanced by Borrower, as lender thereunder, at such time.

(c)                                  Both before and after giving effect to the requested Subsequent Warehousing Advance, no Default or Event of Default shall exist.

(d)                                 There shall remain in full force and effect the continuation in all appropriate offices of all financing statements and other instruments, the continued valid and effective recordation of a Collateral Assignment of Mortgage, as well as such other matters or items as may be necessary to continue and maintain the perfection and first priority of the security interest of Administrative Agent in the Collateral under the Uniform Commercial Code or other applicable Law.

(e)                                  Guarantor must be in compliance with all covenants and agreements to be performed by the Guarantor under the Loan Documents.

(f)                                   Administrative Agent shall have received payment of any Fees applicable to such Subsequent Warehousing Advance.

(g)                                  The Warehousing Advance-to-Appraised Value Ratio with respect to such Subsequent Warehousing Advance and the related Pledged Loan shall not exceed 64% for any MF Property.

(h)                                 Administrative Agent shall have received such other documents and certificates which are either in Borrower’s possession or which Borrower is entitled to obtain from the Operator, as Administrative Agent may reasonably and in good faith request, which documents and certificates shall be in form and substance reasonably satisfactory to Administrative Agent, in good faith, provided that Borrower is not prohibited from providing such documents and certificates by Law or contractual arrangements.

Delivery of a Warehousing Advance Request by Borrower for a Subsequent Warehousing Advance will be deemed a representation by Borrower that all conditions set forth in this Section 5.3 have been satisfied as of the date of such Warehousing Advance.

6.                                      GENERAL REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants to Administrative Agent and Lenders, as of the date of this Agreement and, except to the extent relating to a specific date or as otherwise contemplated and permitted hereunder, as of the date of each Warehousing Advance Request, and as of the making of each Warehousing Advance, that:

6.1                               Existence and Power.  The Guarantor is a corporation, duly formed, validly existing and in good standing as a corporation under the laws of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.  The Borrower is a single-purpose limited liability company, indirectly wholly-owned by Guarantor, directly wholly-owned by ACRC Warehouse Holdings LLC, and duly formed and validly existing as a limited liability company under the laws of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.  The Borrower’s sole purpose is, and shall remain, (i) the origination, ownership, and management (including through the Servicer) of Collateral, and (ii) activities reasonably related thereto.  The organizational chart annexed hereto as Exhibit K is true, accurate, and complete to the extent of the Equity Interests and limited liability company managers reflected thereon.  Borrower has no Subsidiaries.

6.2                               Authorization and Enforceability.   The Guarantor has the corporate, and the Borrower has the limited liability company, power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution and delivery on behalf of such Person and the performance by such Person of such Loan Documents to which it is a party.  The Guarantor and the Borrower each has duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other Laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

6.3                               No Violation.  Neither the execution, delivery or performance by or on behalf of either the Guarantor or the Borrower of the Loan Documents to which it is a party, nor compliance by either of them with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents (including the exercise of any rights and remedies by the Administrative Agent thereunder), will (i) materially contravene any applicable provision of any Law, or (ii) materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Person pursuant to, or require any consent of any Person under or with respect to, the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which such Person is a party or by which it or any of its property or assets is bound or to which it is subject, including the documents evidencing, securing, or otherwise governing any Pledged Loan, or (iii) cause a default by such Person under any organizational document of any Person in which such Person has an interest, or cause a default under such Person’s organizational documents.  The execution and delivery of the Guaranty by the Guarantor is in the normal course of business for the Guarantor and for a valid business purpose of the Guarantor.

6.4                               Financial Information.

(a)                                 The balance sheet of Guarantor (and, if applicable, Guarantor’s Subsidiaries, on a consolidated basis) as of each Statement Date, and the related statements of income, cash flows and changes in stockholders’ equity for the fiscal period ended on each Statement Date, furnished to Administrative Agent fairly present in all material respects the financial condition of Guarantor and its consolidated subsidiaries as at that Statement Date and the results of its operations for the fiscal period ended on that Statement Date, subject, in the case of quarterly financial statements, to the absence of footnotes and normal year-end adjustments, none of which shall be material.  Those financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject, in the case of quarterly financial statements, to the absence of footnotes and normal year-end adjustments, none of which shall be material.  Since the Audited Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of Guarantor (and, if applicable, Guarantor’s Subsidiaries), nor is Guarantor aware of any state of facts that (with or without notice or lapse of time or both) would or could result in any such material adverse change.  All schedules and reports furnished by Guarantor to Administrative Agent were true, accurate and complete in all material respects, and did not omit any information necessary in order to make any provided information not misleading in any material respect.  Borrower’s and Guarantor’s fiscal year is the Fiscal Year.

(b)                                 Except as specifically permitted under this Agreement, Borrower has no assets or Indebtedness other than (i) capital contributions received by it pursuant to its organizational documents, (ii) its rights, title, and interest in, to and under Collateral, (iii)

obligations under Pledged Loans as “lender,” (iv) obligations under this Agreement, the Warehousing Notes and the other Loan Documents, and (v) obligations under the Loan Servicing Agreement.

6.5                               Litigation.  There are no actions, suits or proceedings pending against, or to the knowledge of the Borrower threatened against or affecting, (i) Borrower or any of its assets, or (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents, by or before any Governmental Authority or arbitrator which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.6                               Compliance with ERISA.

(a)                                 The Borrower is in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Plan, and has performed all its obligations under each Plan, except to the extent that any noncompliance would not have a Material Adverse Effect.  Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter (or opinion letter issued to a prototype type sponsor) from the Internal Revenue Service indicating that such Plan is so qualified and, to the Borrower’s knowledge, nothing has occurred subsequent to the issuance of such determination (or opinion) letter which would cause such Plan to lose its qualified status.   No ERISA Event has occurred, or as of the date hereof or is reasonably expected to occur, that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the present value of the aggregate benefit liabilities under each Pension Plan (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan.

(b)                                 As of the date of this Agreement, neither the Borrower, the Guarantor nor any of their respective subsidiaries or parents, nor, to the Knowledge of the Borrower, the Borrower’s ERISA Affiliates sponsors, maintains or contributes to, or has sponsored, maintained or contributed to, or could otherwise incur any liability with respect to any Foreign Plan.

(c)                                  (i) Neither the Borrower nor any of its ERISA Affiliates has engaged in a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA), with respect to any Plan, that is reasonably likely to result in a Material Adverse Effect.

6.7                               Taxes.  Each of the Borrower and the Guarantor has timely filed all material federal, state and local income, excise, property, and other material tax returns prior to the Restatement Date and the date of each Warehousing Advance Request, as applicable, and paid all taxes shown thereon to be payable, except to the extent such taxes are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in conformity with GAAP.  The charges, accruals and reserves on the books of the Guarantor in respect of taxes or other governmental charges are adequate in accordance with applicable accounting standards.

6.8                               Full Disclosure.  All information (other than any projections and information as to general economic or industry conditions) heretofore furnished in writing by or on behalf of the Guarantor and/or the Borrower to the Administrative Agent for purposes of or in connection with the Loan Documents or any transaction contemplated thereby or, with respect to materials prepared by third parties (including, but not limited to, consultants, mortgagors and borrowers) to Borrower’s Knowledge, is true and accurate in all material respects as of the date which such information is stated or certified, and does not omit to state a material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading.  The Guarantor and/or the Borrower have disclosed to the Administrative Agent in writing any and all facts which have had or would reasonably be expected to have a Material Adverse Effect.

6.9                               Solvency.  Each of the Guarantor and the Borrower is Solvent.

6.10                        Margin Regulations.  No part of the proceeds of the Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.  Neither the making of Warehousing Advances nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

6.11                        Governmental Approvals.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect.

6.12                        Investment Company Act; Public Utility Holding Company Act.  Neither the Guarantor nor the Borrower is (x) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act, as amended, (y) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other Law which purports to restrict or regulate its ability to borrow money.

6.13                        Principal Offices.  As of the Restatement Date, the principal office, chief executive office and principal place of business of each of the Guarantor and the Borrower is 245 Park Avenue, 42nd Floor, New York, NY 10167.

6.14                        No Default.  No Event of Default or Default exists under or with respect to this Agreement or any other Loan Document and neither Borrower nor the Guarantor is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default would reasonably be expected to result in a Material Adverse Effect.

6.15                        Licenses, etc.  The Borrower and the Guarantor have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of their businesses as presently and proposed to conducted, the absence of which is likely to have a Material Adverse Effect.

6.16                        Compliance with Law.  The Borrower and the Guarantor are in compliance with all Laws, the failure to comply with which is likely to have a Material Adverse Effect.

6.17                        No Burdensome Restrictions.  Neither Borrower nor the Guarantor is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

6.18                        Brokers’ Fees.  Neither the Borrower nor the Guarantor has dealt with any broker or finder, except for the Administrative Agent and the Lenders, with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement who may be entitled to any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents.

6.19                        Organizational Documents.    The documents delivered pursuant to Section 5.1(a)(6) of the Original Credit Agreement constitute all of the organizational documents (together with all amendments and modifications thereto) of the Borrower, Guarantor and ACRC Lender LLC, and the documents delivered in connection with the execution and delivery of Amendment No. 1 to Original Credit Agreement constitute all of the organizational documents (together with all amendments and modifications thereto) of ACRC Warehouse Holdings LLC, all of which are true, correct and complete copies thereof.

6.20                        Assumed Names.  Borrower does not and will not originate Mortgage Loans or otherwise conduct business under any names other than its legal name, and has not failed and will not fail to hold and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person.  Borrower has not identified and will not identify any Affiliate as a division or Subsidiary of it.

6.21                        Special Purpose Entity.  Borrower is, and has been at all times prior to the date hereof, a Special Purpose Entity.

7.                                      AFFIRMATIVE AND NEGATIVE COVENANTS

Borrower covenants and agrees that, so long as the Commitments are outstanding or there remain any Obligations to be paid or performed under this Agreement or any other Loan Document:

7.1                               Information.  The Borrower (or the Servicer on the Borrower’s behalf) will deliver, and will cause Guarantor to deliver, to the Administrative Agent:

(a)                                 within sixty (60) calendar days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Guarantor, the unaudited consolidated and consolidating balance sheets of Guarantor and Guarantor’s consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income and consolidated statements of changes in cash flow and retained earnings and cash flows for Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of Guarantor’s chief financial officer, chief accounting officer, controller or treasurer which certificate shall state that said financial statements fairly present in all material respects the financial condition and results of operations of Guarantor and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year—end adjustments which shall not be material);

(b)                                 within one hundred twenty (120) days after the end of each fiscal year of Guarantor, the audited consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the consolidated and separate financial condition and results of operations of Guarantor and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP; provided that the timely public posting of Guarantor’s Annual Report on Form 10-K on the official web site of Guarantor shall be deemed sufficient to satisfy the requirements of this Section 7.1(b);

(c)                                  within one hundred twenty (120) days after the end of each Fiscal Year of Borrower, an unaudited balance sheet of Borrower as of the end of such Fiscal Year and the related statements of income and retained earnings and cash flows for such Fiscal Year, setting forth the figures for the previous Fiscal Year, all prepared in accordance with GAAP and certified as being true, complete, accurate and current by the chief financial officer, chief accounting officer, controller or treasurer of Borrower;

(d)                                 within sixty 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Borrower, an unaudited balance sheet of the Borrower as of the end of such quarter and the related statements of income and retained earnings and cash flows for such quarter and for the portion of Borrower’s Fiscal Year ended at the end of such quarter, setting forth in the case of Borrower’s financial position the figures for the corresponding quarter and the corresponding portion of Borrower’s previous Fiscal Year, all prepared in accordance with GAAP and certified as being true, complete, accurate and current by the chief financial officer, chief accounting officer, controller or treasurer of Borrower;

(e)                                  simultaneously with the delivery of each set of financial statements referred to in clauses (a) through (d) above, and clause (m) below, and at such other times as is required pursuant to the terms of this Agreement, a fully-completed Compliance Certificate of the chief financial officer, chief accounting officer, controller or treasurer of Guarantor and an Authorized Representative of Borrower;

(f)                                   promptly upon receipt thereof, copies of all independent auditors’ reports submitted to each of Borrower (if any) and Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books and records of Borrower (if applicable) and Guarantor made by such accountants, including, without limitation, any management letter commenting on Borrower’s and Guarantor’s internal controls submitted by such accountants to management in connection with their annual audit;

(g)                                  (i) within five (5) Business Days after any officer of either the Guarantor or the Borrower obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of the chief financial officer, the chief accounting officer, controller, or other executive officer of each of the Guarantor and the Borrower setting forth the details thereof and the action which such party is taking or proposes to take with respect thereto; and (ii) promptly and in any event within five (5) Business Days after the Guarantor or the Borrower obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against the Guarantor, ACRC Warehouse Holdings LLC (to the extent there is a reasonable possibility such litigation or governmental proceeding would affect the collateral pledged pursuant to the Pledge Agreement), or the Borrower, as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would reasonably be expected to, individually or in the aggregate result in a Material Adverse Effect, (y) any other event, act or condition which may reasonably be expected to result in a Material Adverse Effect, and (z) any event giving rise to a mandatory prepayment pursuant to Section 3.3;

(h)                                 promptly, but in no event later than thirty (30) days after the occurrence thereof,  upon any authorized officer of the Borrower obtaining knowledge of the occurrence of any ERISA Event , a written notice specifying the nature of such ERISA Event, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, where such ERISA Event, alone or together with any other ERISA Events that have occurred and not been remedied or otherwise eliminated, would reasonably be expected to result in liability of the Borrower or its ERISA Affiliates in an aggregate amount that would reasonably be expected to have a Material Adverse Effect.

(i)                                     promptly and in any event within five (5) Business Days after receipt of any material notices or correspondence from any company or agent for any company providing insurance coverage to Borrower relating to any loss in excess of $100,000, copies of such notices and correspondence;

(j)                                    as soon as available, (x) all material information regarding any Mortgaged Property that has been damaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of the related Pledged Loan; (y) any information regarding any Lien on or claim against any Pledged Loan or other Collateral; and (z) in any event within sixty (60) days after the end of each Fiscal Quarter, a default and delinquency report with respect to all Pledged Loans, in form and to contain such detail as shall be mutually agreed by Administrative Agent and Borrower;

(k)                                 with respect to each Pledged Loan, within forty five (45) days after the end of each fiscal quarter (i) any and all property level financial information pertaining to the borrower under such Pledged Loan or any other Operator related to the related Mortgaged

Property (including, without limitation, balance sheets and operating statements of the such borrower and other Operators, occupancy reports and Property NOI, Operator EBITDA and Property EBITDA statements) required to permit Administrative Agent to verify Borrower’s calculation of compliance with the covenants in Sections 3.3(f), (g) and (h) as set forth in Borrower’s Compliance Certificate delivered pursuant to clause (e) above, and such other information as Administrative Agent may reasonably request for each Mortgaged Property; provided that if the related information with respect to any Pledged Loan provides for delivery of such property level information on a different schedule, Borrower shall provide the Administrative Agent with such information with five (5) Business Days of its receipt thereof: (ii) a status report concerning the satisfaction of the criteria necessary for achieving a closing on the Targeted Permanent Loan, including updated projected timing for the Targeted Permanent Loan closing and indicating the progress of each Mortgaged Property in achieving the Fannie Mae or FHA permanent loan program criteria that was not initially satisfied, and a description of any criteria that the Mortgaged Property initially satisfied, but no longer satisfies; (iii) a status report indicating which Pledged Loans (1) are current and in good standing, and (2) are past due or otherwise in material default, and the numbers of days such Pledged Loans are past due or otherwise in material default; and (iv) an update on any other material developments with respect to each Mortgage Property, each Pledged Loan, and the Collateral;

(l)                                     as soon as available, information regarding the resignation or termination of, or a default by the Servicer under, the Loan Servicing Agreement; and

(m)                             from time to time such additional information regarding the financial position or business of the Borrower or the Guarantor, the status of any Pledged Loan, or the condition or operations of any Mortgaged Property or Operator as the Administrative Agent may reasonably request in writing.

7.2                               Payment of Obligations.  Guarantor and Borrower will pay and discharge, at or before maturity, all of their respective material obligations and liabilities including, without limitation, any obligations with respect to any Taxes and any obligation pursuant to any agreement by which it or any of its properties is bound and any liabilities, except where such liabilities may be contested in good faith by appropriate proceedings, and will maintain, if and to the extent required by GAAP or applicable law, appropriate reserves for the accrual of any of the same and, in the case of Collateral, will comply with the applicable provisions of the Loan Documents with respect thereto.

7.3                               Insurance; Maintenance of Property.

(a)                                 The Borrower shall maintain, or shall cause the Servicer to maintain with Borrower as a named additional insured and loss payee, blanket bond coverage and errors and omissions insurance or mortgage impairment insurance (all of which may be in the form of a standard mortgage bankers bond) and liability insurance and fire and other hazard insurance, in each case with responsible insurance companies reasonably acceptable to Administrative Agent, in such amounts and against such risks as is customarily carried by similar businesses.

(b)                                 The Borrower will keep all property necessary in its business in good order and repair, ordinary wear and tear and loss by condemnation or casualty excepted.

7.4                               [Intentionally deleted]

7.5                               Compliance with Laws.  The Guarantor and the Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including environmental Laws, and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

7.6                               Inspection of Books and Records.  The Guarantor and the Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions reasonably necessary and advisable in relation to its business and activities; and will permit representatives of the Administrative Agent at the expense of the Borrower to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at reasonable times and upon reasonable prior notice; provided, however, that unless an Event of Default has occurred and is continuing, the Administrative Agent and its representatives may not conduct more than one (1) such review during any twelve month period.

7.7                               Existence.  Each of the Guarantor and the Borrower shall do, or cause to be done, all things necessary to preserve and keep in full force and effect its respective corporate or limited liability company existence and its respective rights, privileges, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals necessary of the normal conduct of its business, and the nonexistence of which is likely to have a Material Adverse Effect.

7.8                               Financial Covenants.

(a)                                 Minimum Tangible Net Worth.  At the end of each Test Period while any Commitment remain outstanding hereunder, Guarantor shall maintain a minimum Tangible Net Worth of at least the sum of (i) $327,898,061.00, plus (ii) eighty percent (80%) of the net proceeds (after deducting transaction costs) Guarantor receives from equity issuances from and after September 30, 2013.

(b)                                 Maximum Guarantor’s Debt to Equity Ratio.  At the end of each Test Period while any Commitment remain outstanding, Guarantor’s Consolidated Group shall maintain its ratio of Guarantor’s Debt (Excluding Agency Lines) to Tangible Net Worth (Excluding Agency Lines) to not more than 4.00 to 1.00.

(c)                                  Maximum Recourse Debt to Equity Ratio.  At the end of each Test Period while any Commitment remain outstanding, Guarantor’s Consolidated Group shall maintain its ratio of Recourse Debt (excluding any Recourse Debt under any Agency Lines) to Tangible Net Worth (Excluding Agency Lines) to not more than 3.00 to 1.00.

(d)                                 Minimum Fixed Charge Coverage Ratio.  Guarantor shall maintain a Fixed Charge Coverage Ratio for the immediately preceding twelve (12) month period ending on the last day of the applicable Test Period of at least 1.25 to 1.00, with compliance to be tested as of the end of each Test Period.

(e)                                  Dividends. Borrower shall not declare or pay any dividends or otherwise declare or make any distribution to its members (including any purchase or redemption of any equity interests) if a Default or Event of Default exists or would occur as a result of any such dividend or distribution.  Notwithstanding the foregoing, Borrower shall at all times be permitted to pay any dividends or distributions necessary to maintain the status of the Guarantor as a real estate investment trust within the meaning of Internal Revenue Code Section 856.

(f)                                   Borrower’s Activities.  Borrower shall at no time own any assets other than the Collateral, have any liability, or incur any Indebtedness, other than (i) under the Loan Documents, and (ii) contractual liability as the lender under Pledged Loans.  Borrower shall not conduct any activities other than (x) the ownership of the Collateral, (y) the execution, delivery, and performance of the Loan Documents and Pledged Loan Documents, and (z) activities reasonably related to the foregoing.

(g)                                  Specified Third Party Securitizations.  The aggregate amount of investments by all members of the Guarantor’s Consolidated Group in Specified Third Party Securitizations shall not exceed 33% of the Guarantor’s Tangible Net Worth.  For the avoidance of doubt, the Borrower shall not make any investment in Specified Third Party Securitizations.

7.9                               Restriction on Fundamental Changes.

(a)                                 The Borrower shall not enter into any merger or consolidation without the prior written consent of the Administrative Agent, which consent may be withheld by the Administrative Agent in its sole and absolute discretion.  Borrower shall not form or acquire any Subsidiaries.

(b)                                 Neither the Guarantor, nor the Borrower shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired.

(c)                                  The Borrower shall not amend its limited liability company agreement or other organizational documents without the Administrative Agent’s consent, which may be granted or withheld in its sole discretion, other than solely with respect to ministerial matters.

(d)                                 Subject to the preceding subsection (c), the Borrower shall deliver to the Administrative Agent copies of all amendments to its organizational documents no less than ten (10) Business Days after the effective date of any such amendment.

(e)                                  In addition to, and not in limitation of the foregoing, (i) neither the Borrower nor ACRC Warehouse Holdings LLC shall change its name, organizational number, identity, structure, principal office or state of formation without having given the Administrative Agent at least thirty (30) days’ prior written notice and otherwise complied with the provisions of the Loan Documents with respect thereto; and (ii) the Guarantor shall not change its name, organizational number, identity, structure, principal office or state of formation without having given the Administrative Agent prompt written notice thereof and otherwise complied with the provisions of the Loan Documents with respect thereto.

7.10                        Margin Stock.  None of the proceeds of the Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

7.11                        Borrower Status.  Borrower shall at all times remain (a) one hundred percent (100%) indirectly owned (beneficially and equitably) and Controlled by Guarantor, (b) one hundred percent (100%) directly owned (beneficially and equitably) and Controlled by ACRC Warehouse Holdings LLC, and (c) a Special Purpose Entity.

7.12                        Maintenance of Separateness.  Borrower shall take all reasonable actions to maintain its separateness as a limited liability company, including (i) acting solely in its own company name and through its authorized officers, managers and agents, (ii) keeping separate books and records and (iii) maintaining separate bank accounts in its own name and maintaining its moneys in such accounts.  Borrower shall not commingle any of its money or other assets with any money or other assets of any other Person or otherwise take any action or conduct its affairs in a manner which is reasonably likely to result in the separate corporate existence of Borrower being ignored or the assets and liabilities of Borrower being substantively consolidated with those of the Guarantor, any of Guarantor’s other direct or indirect Subsidiaries or any other Person in any bankruptcy, insolvency, reorganization, liquidation, receivership, dissolution, sequestration, conservatorship, winding-up or similar proceeding or arrangement.  Except as required by the Loan Documents, Borrower shall not make any payment to any creditor of the Guarantor or any other Person, or provide any direct or indirect guarantee or other credit support for any Indebtedness or other obligations of the Guarantor, any of Guarantor’s other direct or indirect Subsidiaries or any other Person.

7.13                        Liens; Release of Liens.  Other than the Lien created by this Agreement and the other Loan Documents, Borrower shall not at any time directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to (a) any of its properties or assets, including, without limitation, the Collateral, or (b) any Equity Interests of the Borrower.

7.14                        Business Loan.  The Borrower acknowledges that the Loan is a business loan and no portion of the proceeds of the Loan will be used for personal, family, or household purposes.

7.15                        Limitation on Changes in Fiscal Year; Accounting Methods.  Each of Borrower and the Guarantor shall provide to Administrative Agent at least 30 days prior written Notice of its intent to change its fiscal year to end on a day other than December 31.

7.16                        Limitation on Collateral.  Borrower shall not sell, transfer, lease, assign, convey or otherwise dispose of any portion of the Collateral, including by selling or issuing any direct or indirect participation interests therein, except to Administrative Agent in accordance with the terms of this Agreement and the other Loan Documents.

7.17                        Limitation on Negative Pledge Clauses.  Borrower shall not enter into any agreement which prohibits or limits the ability of Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, and, other than in favor of the Administrative Agent, ACRC Warehouse Holdings LLC

shall not grant any Lien on, or enter into any agreement not to grant any Lien on, ACRC Warehouse Holdings LLC’s Equity Interests in the Borrower.

7.18                        Use of Proceeds.  The Borrower shall use all of the proceeds of the Loan solely toward (a) the funding of Pledged Loans, or of the acquisition of Pledged Loans from ACRC Lender LLC or an Affiliate thereof, and (b) making future advances as lender under Multiple Advance Mortgage Loans which are Pledged Loans.

7.19                        Limitation on Transactions with Affiliates.  Other than the pursuant to the Loan Servicing Agreement, the Borrower shall not enter into any transaction, including any purchase, sale, lease or exchange of property or other assets or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited by this Agreement and (b) on fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.  The Borrower shall not amend, modify, or agree to any waiver of any material provision of the Loan Servicing Agreement without the Administrative Agent’s prior written consent.

7.20                        Further Assurances.  With respect to each Pledged Loan and other Collateral, Borrower will (a) upon the request of Administrative Agent, take all action necessary to perfect, protect and more fully evidence Administrative Agent’s first priority security interest on behalf of the Lenders in such Pledged Loan and other Collateral, including, without limitation, (i) authorizing Administrative Agent to file (and Borrower hereby so authorizes Administrative Agent to file) and maintain effective financing statements against Borrower in all necessary or appropriate filing offices, and to file continuation statements, amendments or assignments with respect thereto in such filing offices, and (ii) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, and (b) take all additional action that Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in such Pledged Loan and other Collateral.

8.                                      SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL

8.1                               Special Representations and Warranties Concerning Warehousing Collateral.  Borrower represents and warrants to Administrative Agent and Lenders, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

(a)                                 Borrower is (or with respect to the Mortgage Loan subject to the particular Warehousing Advance Request, will be) the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted or permitted under this Agreement) of the Collateral, including the Pledged Loans.  All Pledged Loans have been duly authorized and validly issued, comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to Administrative Agent, subject to no Liens other than the Liens granted or permitted under this Agreement.

(b)                                 Borrower has (or with respect to the Mortgage Loan subject to the particular Warehousing Advance Request, will have), and will continue to have, the full right,

power and authority to pledge the Collateral pledged and to be pledged by it under this Agreement.

(c)                                  Each Mortgage Loan and each related document included in the Pledged Loans (i) has been (or will be) duly executed and delivered by the parties to such Mortgage Loan and that related document, (ii) has been made in compliance in all material respects with all applicable Laws (including all Laws relating to usury), (iii) is (or will be) and will continue to be a legal, valid and binding obligation, enforceable in accordance with its terms, without setoff, counterclaim or defense in favor of the mortgagor under such Mortgage Loan or any other obligor on the Mortgage Note (except as enforceability may be limited by applicable insolvency, bankruptcy or other Laws affecting creditors’ rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law), (iv) has not been modified or amended, and no requirements of such Mortgage Loan have been waived except in a writing that is part of the Collateral Documents, and (v) complies (or will comply) and will continue to comply with the terms of this Agreement and (vi) complied with the Underwriting Guidelines as of the date of origination.

(d)                                 Each Pledged Loan is (or with respect to the Mortgage Loan subject to the particular Warehousing Advance Request, will be) secured by a Mortgage on real property and improvements located in one of the States of the United States or the District of Columbia.

(e)                                  Each Pledged Loan has been (or with respect to the Mortgage Loan subject to the particular Warehousing Advance Request, will be) closed and fully funded, unless such Pledged Loan is a Multiple Advance Mortgage Loan.

(f)                                   Each Pledged Loan has been (or with respect to the Mortgage Loan subject to the particular Warehousing Advance Request, will be) fully advanced (either directly to the mortgage borrower or into escrow) in the face amount of its Mortgage Note if such Mortgage Loan is a Single Advance Mortgage Loan, and, if it is a Multiple Advance Loan, the advances made thereunder by Borrower, as lender, have not exceeded the maximum amount available to be drawn thereunder in accordance with the terms thereof as approved by Administrative Agent at the time of the approval of the Approval Request therefor.

(g)                                  Each Pledged Loan is (or with respect to the Mortgage Loan subject to the particular Warehousing Advance Request, will be) a First Mortgage Loan.

(h)                                 Each Pledged Loan has or will have a title insurance policy on the applicable ALTA Form (including a commitment to issue a policy after the particular Warehousing Advance Request) from a recognized title insurance company insuring the priority of the Lien of the Mortgage and otherwise acceptable to Administrative Agent, in its discretion.

(i)                                     Each Mortgaged Property has been appraised in accordance with USPAP and Title XI of FIRREA, if applicable.

(j)                                    The Mortgage Note for each Pledged Loan is (i) payable or endorsed to the order of Borrower, (ii) an “instrument” within the meaning of Article 9 of the Uniform Commercial Code of all applicable jurisdictions and (iii) is denominated and payable in U.S. Dollars.

(k)                                 On the date of any Warehousing Advance, no default or event of default exists with respect to the Mortgage Loan being financed with such Warehousing Advance on such date, and such Mortgage Loan otherwise is in material compliance with all other provisions of the documents evidencing such Mortgage Loan.

(l)                                     No party to a Mortgage Loan or any related document is in violation of any applicable Law that would impair the collectability of the Mortgage Loan, the enforceability of any insurance policy or claim or the performance by the mortgagor or any other obligor of its obligations under the Mortgage Note or any related document.

(m)                             All fire and casualty policies covering the real property and improvements encumbered by each Mortgage included in the Pledged Loans (i) name and will continue to name Borrower (or Servicer) and its successors and assigns as the insured under a standard mortgagee clause, (ii) are and will continue to be in full force and effect, (iii) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance generally available, and (iv) comply in all respects with the requirements of the Targeted Permanent Loan Program for the subject Mortgaged Property.  In furtherance, and not in limitation, of the foregoing, Borrower shall cause each Operator with respect to each Pledged Loan to maintain in full force and effect liability insurance and property insurance that satisfies the insurance requirements set forth on Schedule 8.1(m).

(n)                                 Pledged Loans secured by real property and improvements located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and will continue to be covered by special flood insurance under the National Flood Insurance Program.

(o)                                 Each Pledged Loan provides for periodic payments of all accrued interest thereon on at least a monthly basis.

(p)                                 Unless otherwise approved in writing by Administrative Agent, neither Borrower, Guarantor, nor any of Borrower’s or Guarantor’s Affiliates (i) has any ownership interest, right to acquire any ownership interest (except as may arise upon exercise of remedies under the Pledged Loans) or equivalent economic interest in any Mortgaged Property securing a Pledged Loan, or the mortgagor under the Mortgage securing a Pledged Loan, or any other obligor on the Mortgage Note for such Pledged Loan, or (ii) is a managing member, general partner or otherwise, directly or indirectly, in Control of any such mortgagor or obligor.

(q)                                 The original assignments in blank of the related Mortgage, the Collateral Assignment of Mortgage, and the assignments of UCC financing statements delivered to Administrative Agent for each Pledged Loan are in recordable form and comply with all applicable Laws governing the filing and recording of such documents, and have been or will be duly recorded and/or filed.

(r)                                    None of the mortgagors, guarantors or other obligors of any Pledged Loan is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable Law.

(s)                                   Each Pledged Loan is a Pledged Loan as to which Borrower has conducted its customary due diligence and review, including review of the financial condition of the obligor under the related Mortgage Note and inspection of the improved real property subject to the Mortgage, and such customary due diligence and review have not revealed facts that would be reasonably likely to adversely affect collectability of the Pledged Loan.

(t)                                    Each Pledged Loan has been underwritten with the expectation that, at or prior to the stated maturity thereunder, the Mortgaged Property will be eligible for the applicable Targeted Permanent Loan Program, with any current deviations from the eligibility requirements of such Targeted Permanent Loan Program being specifically identified in the Credit Underwriting Documents.

(u)                                 Each Mortgage Loan satisfies the terms, conditions and requirements of an Eligible Loan.

(v)                                 As of the date of the closing of the Mortgage Loan against which a Warehousing Advance is being made, and as of the Advance Date, the stabilized pro forma Property EBITDA of the related Mortgaged Property as of the maturity date of such Mortgage Loan (as set forth in information to be provided by Borrower to Administrative Agent with the related Approval Request) is reasonably believed by Borrower to be sufficient to qualify for the applicable Targeted Permanent Loan Program for such Mortgage Loan based on the testing parameters of such Targeted Permanent Loan Program as in effect on such date.

(w)                               As of the date of closing of the Mortgage Loan against which a Warehousing Advance is being made and as of the date such Warehousing Advance is made the Warehousing Advance Debt Service Coverage Ratio must be at least 1.20 to 1.00 for any MF Property.  For the purposes of calculating Warehousing Advance Debt Service Coverage Ratio, (y) the Property EBITDA shall be determined on a trailing twelve month basis, and (z) the Testing Debt Service Amount shall be determined using the total outstanding amount of the related Warehousing Advances for the subject Mortgage Loan.

(x)                                 As of the date of closing of the Mortgage Loan against which a Warehousing Advance is being made and as of the date such Warehousing Advance is made the Underlying Debt Service Coverage Ratio must be at least 1.00 to 1.00 for an MF Property.  For the purposes of calculating Underlying Debt Service Coverage Ratio, (y) the Property EBITDA shall be determined on a trailing twelve month basis, and (z) the Mortgage Loan debt service shall be determined based on the then outstanding principal amount of such Mortgage Loan taking into account any Mortgage Loan advance then being made.

(y)                                 The proceeds of the Mortgage Loan against which a Warehousing Advance is being made will in no event be used to provide cash for distribution to the mortgagor (i.e., such Mortgage Loan is not a “cash out” transaction) unless otherwise expressly agreed in writing by Administrative Agent, in its sole discretion, in each instance, with respect to any Mortgage Loan.

(z)                                  If any portion of the improvements to the Mortgaged Property is designated for repairs, renovation, or rehabilitation the details thereof are set forth in, and the budget therefor is included with, the related Credit Underwriting Documents.

(aa)                          The Borrower reasonably and in good faith believes the Credit Underwriting Documents to be complete and accurate.

(ab)                          The documents evidencing, securing and otherwise governing each Mortgage Loan prohibit (i) the obligor from incurring any other Indebtedness other than customary trade payables, and (ii), except to the extent approved by Administrative Agent, any (y) accounts receivable or other working capital facilities, or (z) mezzanine financing directly or indirectly affecting or related to the related Mortgaged Property or the direct or indirect ownership interests in the related mortgagor.

8.2                               Special Affirmative Covenants Concerning Warehousing Collateral.  As long as the Commitments are outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower shall:

(a)                                 Warrant and defend the right, title and interest of Administrative Agent and Lenders in and to the Collateral against the claims and demands of all Persons.

(b)                                 At its own expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Pledged Loans and all other agreements related to the Pledged Loans, cause all Pledged Loans to be serviced in accordance with the Loan Servicing Agreement and in accordance with the standards of the Targeted Permanent Loan Program for such Mortgage Loan, including taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans, and cause all escrow funds collected in respect of Pledged Loans to be held in trust, without commingling the same with non-custodial funds, and apply them for the purposes for which those funds were collected.

(c)                                  Execute and deliver to Administrative Agent with respect to the Collateral those further instruments of sale, pledge, assignment or transfer, and those powers of attorney, as necessary or as reasonably required by Administrative Agent, and do and perform all matters and things necessary or reasonably desirable to be done or performed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Administrative Agent and Lenders under this Agreement.

(d)                                 Prior to closing each Mortgage Loan, and at such time as any Person is admitted as a mortgagor, guarantor or other obligor with respect to a Pledged Loan, conduct customary and usual searches for every mortgagor, guarantor and other obligor of every Mortgage Loan, and take commercially reasonable steps to insure that none of the mortgagors, guarantors or other obligors of any Mortgage Loan is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable Law.

(e)                                  Review the Underwriting Guidelines periodically to confirm that those policies and procedures are being complied with in all material respects and are adequate to meet Borrower’s business objectives.

8.3                               Special Negative Covenants Concerning Warehousing Collateral.  As long as the Commitments are outstanding or there remain any Obligations to be paid or performed, Borrower shall not, either directly or indirectly, without the prior written consent of the Administrative Agent:

(a)                                 Consent or assent to, or suffer, any Significant Pledged Loan Modification.

(b)                                 Except for the grant of security interests to Administrative Agent for the benefit of itself and the Lenders, sell, transfer or assign, or grant any option with respect to, or pledge any Pledged Loan, any of the Collateral or any interest in any of the Collateral.

(c)                                  Make any compromise, adjustment or settlement in respect of any of the Collateral, or accept anything other than cash in payment or liquidation of the Collateral.

(d)                                 Release any collateral securing any Pledged Loan or any obligor under any Pledged Loan other than as may be required in accordance with the provisions of the loan documents evidencing, securing, and governing such Pledged Loan without amendment, modification or waiver, or as may be permitted pursuant to this Agreement.

(e)                                  Replace the Servicer (including with the Borrower) as servicer of any Pledged Loan, without at least seven (7) Business Days prior written notice to Administrative Agent.  If the successor servicer is other than Borrower or an Affiliate of Borrower, (i) such servicer must be a reputable and experienced servicer of loans of the same type as the Pledged Loans and expressly approved in writing by Administrative Agent, and (ii) the servicing must be performed pursuant to a written agreement satisfactory to Administrative Agent.

(f)                                   Agree to any material amendment, modification or waiver of any provision of the Loan Servicing Agreement.

9.                                      DEFAULTS; REMEDIES

9.1                               Events of Default.  The occurrence and continuation of one or more of the following events (each, an “Event of Default”) shall constitute an event of default hereunder:

(a)                                 Borrower shall fail to pay (i) any principal of the Loan when the same shall become due and payable, whether at the applicable Warehousing Maturity Date or any accelerated date of maturity or at any other date fixed for payment, or (ii) any interest or any other Obligation later than the earlier of (y) a date that is ten (10) days after the later of (A) the date such payment is due and payable and (B) the Borrower’s receipt of an invoice therefor or (z) the Warehousing Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

(b)                                 Borrower shall fail to observe or perform any covenant contained in Sections 5.2, 7.1 through 7.4, 7.6 through 7.12, 7.14, or 7.16 through 7.19;

(c)                                  Subject to the terms of Section 9.2, Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those set forth in Section 8.1(w), so long as Borrower complies with Section 3.3(c)) not otherwise mentioned in this Section, and such failure continues for a period of thirty (30) days after the earliest of (i) receipt by Borrower of Notice of such failure from Administrative Agent, (ii) receipt by Administrative Agent of Notice of such failure from Borrower, or (iii) the date Borrower acquires notice, actual knowledge or Borrower’s Knowledge thereof;

(d)                                 Subject to the terms of Section 9.2, any representation, warranty, certification or statement made or deemed made by Borrower or the Guarantor in any Loan Document (other than those set forth in Section 8.1(w), so long as Borrower complies with Section 3.3(c)) or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall at any time prove to have been incorrect in any material respect when furnished or made (or deemed made);

(e)                                  Borrower or Guarantor fails to pay, or defaults in the payment of any principal or interest on, any Indebtedness within any applicable grace or notice period; or breaches or defaults with respect to any other material term of any other Indebtedness or of any loan agreement, mortgage, indenture or other agreement relating to that Indebtedness, if the effect of that failure to pay, breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, Indebtedness of Borrower in the aggregate amount of $500,000 or more to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise), or Indebtedness of Guarantor in the aggregate amount of $15,000,000 or more to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time, both,  or otherwise), unless Borrower immediately notifies the Administrative Agent in writing of such an occurrence and Borrower or Guarantor is in good faith disputing whether the obligation in question is due, in which case Borrower or Guarantor, as applicable, shall have sixty (60) days after notice is received by Administrative Agent to resolve such dispute before the occurrence will become an “Event of Default”;

(f)                                   the Guarantor or the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(g)                                  an involuntary case or other proceeding shall be commenced against the Guarantor or the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Guarantor or the Borrower under the federal bankruptcy laws as now or hereafter in effect;

(h)                                 there shall remain in force undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, during which period execution of such judgment is not effectively stayed by bonding over or other means acceptable to Administrative Agent, any uninsured final judgment against Borrower,  Guarantor or ACRC Warehouse Holdings LLC that, with other outstanding uninsured final judgments, undischarged, against Borrower, Guarantor or ACRC Warehouse Holdings LLC exceeds in the aggregate (i) $250,000.00 with respect to Borrower, and (ii) $15,000,000.00 with respect to each of Guarantor and ACRC Warehouse Holdings LLC;

(i)                                     without the Administrative Agent’s prior written consent (which the Administrative Agent may withhold in its sole and absolute discretion), a Change of Control shall have occurred;

(j)                                    the occurrence of one or more ERISA Events that have resulted in, or would reasonably be expected to result in, an increase in liability of the Guarantor or ACRC Warehouse Holdings LLC in excess of $15,000,000.00, or the Borrower in excess of $1,000,000.00;

(k)                                 at any time, for any reason the Guarantor or Borrower repudiates or revokes its obligations under any Loan Document;

(l)                                     a default beyond any applicable notice or grace period under any of the other Loan Documents, or, in the event that no applicable notice or grace period or no right to exercise rights or remedies without a notice or grace period is referenced in such other Loan Document, and such default continues for a period of thirty (30) days after the earliest of (i) receipt by Borrower of Notice of such default from Administrative Agent, (ii) receipt by Administrative Agent of Notice of such default from Borrower, or (iii) the date Borrower acquires notice, actual knowledge or Borrower’s Knowledge thereof;

(m)                             any security interest or other Lien purported to be created by the Loan Documents (i) shall cease to be in full force and effect in any material respect, (ii) other than by reason of an act or omission by the Administrative Agent or a Lender, shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created and granted hereunder and under the other Loan Documents (including a perfected first priority security interest in, and Lien on, all of the Collateral and all of the collateral under the Pledge Agreement in favor of the Administrative Agent), or (iii) shall be asserted by Borrower or the Guarantor not to be a valid, perfected, first priority security interest in or Lien on the Collateral or the collateral granted to the Administrative Agent pursuant to the Pledge Agreement;

(n)                                 Guarantor shall breach any of its covenants or other obligations set forth in the Guaranty after any applicable cure periods, or there shall otherwise be an event of default under the Guaranty; or

(o)                                 (i) Borrower purports to disavow any of the Obligations or contests the validity or enforceability of any Loan Documents or any of the security interests granted therein, (ii) Guarantor purports to disavow its obligations under the Guaranty or contests the validity or enforceability of the Guaranty, or (iii) Administrative Agent’s security interest on behalf of the Lenders in any portion of the Collateral becomes unenforceable or otherwise ineffective, unperfected or of a lower priority than a first priority security interest.

9.2                               Cure Rights Regarding Section 8.  In the event that any breach of a representation, warranty, covenant or agreement pursuant to Section 8 with respect to a particular Pledged Loan would, upon the passage of the thirty (30) day cure period set forth in Section 9.1(c) or otherwise, constitute an Event of Default, Borrower shall be entitled, within thirty (30)  after the earliest of (i) receipt by Borrower of Notice of such breach from Administrative Agent, (ii) receipt by Administrative Agent of Notice of such breach from Borrower, or (iii) the date Borrower acquires notice, actual knowledge or Borrower’s Knowledge of such breach, to repay all Warehousing Advances made with respect to such Pledged Loan and all interest accrued thereon; and upon such payment and Borrower’s written agreement to request no further Warehousing Advances with respect to such Pledged Loan, any such breach and any Event of Default that may have resulted from such breach shall be deemed to have never occurred.

9.3                               Written Waivers.  If a Default or Event of Default is waived in accordance with the terms of this Agreement, as evidenced by a written instrument executed by an authorized officer of the Administrative Agent, the Default or Event of Default so waived shall be deemed to have never occurred.

9.4                               Remedies.

(a)                                 If an Event of Default described in Section 9.l(f) or (g) occurs with respect to Borrower, the Commitments will automatically terminate and the unpaid principal amount of and accrued interest on the Warehousing Notes and all other Obligations will automatically become due and payable, without presentment, demand or other notice or requirements of any kind, all of which Borrower expressly waives.

(b)                                 If any other Event of Default occurs, Administrative Agent may, or at the direction of Required Lenders shall, by Notice to Borrower, terminate the Commitments and declare the Obligations to be immediately due and payable.

(c)                                  If any Event of Default occurs, Administrative Agent may, or at the direction of Required Lenders shall, also take any of the following actions:

(1)                                 Foreclose upon or otherwise enforce its security interest in any Lien on the Collateral in any manner permitted by Law or provided for in the Loan Documents.

(2)                                 Notify all obligors under any of the Collateral that the Collateral has been assigned to Administrative Agent on behalf of Lenders (or to another Person designated by Lenders) and that all payments on that Collateral are to be made directly to Administrative Agent (or such other Person); settle, compromise or release, in whole or in part, any amounts any obligor or other Person owes on or with respect to any of the Collateral on terms acceptable to Administrative Agent; enforce payment and prosecute any action or proceeding involving any of the Collateral; and, where any Collateral is in default, foreclose on and enforce any Liens securing that Collateral in any manner permitted by Law and sell any property acquired as a result of those enforcement actions.

(3)                                 Prepare and submit for filing Uniform Commercial Code amendment statements evidencing the assignment to Administrative Agent for the benefit of Lenders or its designee of any Uniform Commercial Code financing statement filed in connection with any item of Collateral.

(4)                                 Act, or contract with a third party to act, at Borrower’s expense, as servicer or subservicer of Collateral requiring servicing, and perform all obligations required under any Collateral.

(5)                                 Require Borrower  to assemble  and make available to Administrative Agent the Collateral, and all related books and records at a place designated by Administrative Agent.

(6)                                 Subject to any applicable rights of third parties, enter onto property where any Collateral or related books and records are located and take possession of those items with or without judicial process, and obtain access to Borrower’s data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained in the foregoing in any manner Administrative Agent deems necessary for the purpose of enforcing its rights under this Agreement and any other Loan Document.

(7)                                 Before the disposition of the Collateral, prepare it for disposition in any manner and to the extent Administrative Agent deems appropriate.

(8)                                 Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of the State of New York or other applicable Law, including selling or otherwise disposing of all or any portion of the Collateral at one or more public or private sales, whether or not the Collateral is present at the place of sale, for cash or credit or future delivery, on terms and conditions and in the manner as Administrative Agent may determine.  Borrower waives any right it may have to prior notice of the sale of all or any portion of the Collateral, to the fullest extent allowed by applicable Law.  If notice is required under applicable Law, Administrative Agent will give Borrower not less than ten (10) days’ notice of any public sale or of the date after which any private sale may be held.  Borrower agrees that ten (10) days’ notice is reasonable notice.  Administrative Agent may, without notice or publication, adjourn any public or private sale one or more times by announcement at the time and place fixed for the sale, and the sale may be held at any time or place announced at the adjournment.  In the case of a sale of all or any portion of the Collateral on credit or for future delivery, the Collateral sold on those terms may be retained by Administrative Agent until the purchaser pays the selling price or takes possession of the Collateral.  Neither Administrative Agent nor any Lender shall have any liability to Borrower if a purchaser fails to pay for or take possession of Collateral sold on those terms, and in the case of any such failure, Administrative Agent may sell the Collateral again upon notice complying with this Section.

(9)                                 Instead of or in conjunction with exercising the power of sale authorized by Section 9.4(c)(l) and (8), Administrative Agent may proceed by suit at law or in equity to collect all amounts due on the Collateral, or to foreclose Administrative Agent’s Lien on and sell all or any portion of the Collateral pursuant to a judgment or decree of a court of competent jurisdiction.

(10)                          Proceed against Borrower on the Warehousing Notes, against Guarantor under the Guaranty, or against the collateral under the Pledge Agreement, or enforce any other rights and remedies under this Agreement or any other Loan Document, or any combination of any one or more of the foregoing.

(11)                          Retain all excess proceeds from the sale or other disposition of the Collateral (“Liquidation Proceeds”), and apply them to the payment of the Obligations under Section 9.4.

(d)                                 Neither Administrative Agent nor any Lender shall incur any liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition.  Borrower waives (to the fullest extent permitted by Law) any claims it may have against Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that Administrative Agent or any Lender might have obtained at a public sale, or was less than the aggregate amount of the outstanding Warehousing Advances, accrued and unpaid interest on those Warehousing Advances, and unpaid fees, even if Administrative Agent or any Lender accepts the first offer received and does not offer the Collateral to more than one offeree.  Borrower agrees that any sale of Collateral or any other disposition of Collateral arranged by Administrative Agent or any Lender, after the occurrence and during the continuation of an Event of Default, will be deemed to have been made in a commercially reasonable manner.  Borrower acknowledges that Mortgage Loans are collateral of a type that is the subject of widely distributed standard price quotations, and Borrower agrees that Administrative Agent may purchase Pledged Loans at a customarily held private sale of such Collateral.

(e)                                  Borrower specifically waives and releases (to the fullest extent permitted by Law) any equity or right of redemption, stay or appraisal that Borrower has or may have under any rule of law or statute now existing or adopted after the date of this Agreement, and any right to require Administrative Agent or any Lender to (i) proceed against any Person, (ii) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order, or (iii) pursue any other remedy within its power.  Neither Administrative Agent nor any Lender is required to take any action to preserve any rights of Borrower against holders of mortgages having priority to the Lien of any Mortgage or Security Agreement included in the Collateral, or to preserve Borrower’s rights against other prior parties.

(f)                                   Administrative Agent and/or Lenders may, but are not obligated to, advance any sums or do any act or thing necessary to uphold or enforce the Lien and priority of,

or the security intended to be afforded by, any Mortgage or Security Agreement included in the Collateral, including payment of delinquent taxes or assessments and insurance premiums.  All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Administrative Agent or any Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement of this Agreement, together with interest on those amounts at the Default Rate, from the time paid by Administrative Agent or any Lender until repaid by Borrower, are deemed to be principal outstanding under this Agreement and the Warehousing Notes.

(g)                                  No failure or delay on the part of Administrative Agent or any Lender to exercise any right, power or remedy provided in this Agreement or under any other Loan Document, at law or in equity, will operate as a waiver of that right, power or remedy.  No single or partial exercise by Administrative Agent or any Lender of any right, power or remedy provided under this Agreement or any other Loan Document, at law or in equity, precludes any other or further exercise of that right, power, or remedy by Administrative Agent or any Lender, or Administrative Agent’s or any Lender’s exercise of any other right, power or remedy.  Without limiting the foregoing, Borrower waives all defenses based on the statute of limitations to the fullest extent permitted by Law.  The remedies provided in this Agreement and the other Loan Documents are cumulative and are not exclusive of any remedies provided at law or in equity.

(h)                                 Upon the occurrence and during the continuation of an Event of Default, subject to any third party license restrictions, Borrower grants Administrative Agent and Lenders a license or other right to use, without charge, Borrower’s computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any of the Collateral and Borrower’s rights under all licenses and all other agreements related to the foregoing inure to Administrative Agent’s and each Lender’s benefit until the Obligations are paid in full.

9.5                               Application of Proceeds.  Administrative Agent may apply the proceeds of any sale, disposition or other enforcement of Administrative Agent’s Lien on all or any portion of the Collateral to the payment of the Obligations in the order Administrative Agent determines in its sole discretion (subject to the terms of Section 10.11(d) and (e)).  From and after the indefeasible payment to Administrative Agent and Lenders of all of the Obligations, any remaining proceeds of the Collateral will be paid to Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct.  If the proceeds of any sale, disposition or other enforcement of the Collateral are insufficient to cover the costs and expenses of that sale, disposition or other enforcement and payment in full of all Obligations, Borrower is liable for the deficiency (jointly and severally with Guarantor, to the extent provided in the Guaranty).

9.6                               Administrative Agent Appointed Attorney-in-Fact.  Effective upon and during the continuation of an Event of Default, Borrower appoints Administrative Agent its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement, the Warehousing Notes and the other Loan Documents and taking any action and executing any instruments that Administrative Agent deems necessary or advisable, to accomplish that purpose.  Borrower’s appointment of Administrative Agent as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing,

Administrative Agent may give notice of its Lien on the Collateral to any Person, either in Borrower’s name or in its own name, endorse all Pledged Loans payable to the order of Borrower, prepare and submit for filing Uniform Commercial Code amendment statements with respect to any Uniform Commercial Code financing statements filed in connection with any item of Collateral or receive, endorse and collect all checks made payable to the order of Borrower representing payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Loans and give full discharge for those transactions.

9.7                               Right of Set-Off.  Borrower hereby grants to Administrative Agent and each Lender, and each of their respective Affiliates and Subsidiaries, a continuing lien, security interest and right of setoff as security for all Obligations to Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody safekeeping or control of Administrative Agent or any Lender, or any of their Affiliates or Subsidiaries and their respective successors and assigns or in transit to any of them, other than third-party custodial, escrow or other trust accounts maintained by Borrower at Administrative Agent or any Lender or any of their respective Affiliates or Subsidiaries.  At any time upon or after the occurrence and during the continuation of an Event of Default, without demand or notice (any such notice being expressly waived by Borrower), Administrative Agent or any Lender or any of their respective Affiliates or Subsidiaries may set off the same or any part thereof and apply the same to the Obligations even though unmatured and regardless of the adequacy of any other collateral securing the Loan.  ANY AND ALL RIGHTS TO REQUIRE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY OF THEIR AFFILIATES OR SUBSIDIARIES TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH NON-CUSTODIAL, NON-ESCROW, NON-TRUST DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

9.8                               Right to Freeze.  The Administrative Agent and each of the Lenders shall also have the right, at their respective option, upon the occurrence and during the continuation of any Event of Default, to freeze, block or segregate any such deposits, balances and other sums of the Borrower so that the Borrower may not access, control or draw upon the same; provided, however, that such right to block, freeze or segregate any such deposits shall not apply to any property or deposit of escrow monies being held on behalf of the obligors under Pledged Loans or on behalf of other third parties that are not Affiliates of the Borrower.

10.                               THE ADMINISTRATIVE AGENT AND THE LENDERS

10.1                        Appointment of Administrative Agent.  Each Lender hereby irrevocably designates and appoints Bank of America, N.A.  as administrative agent of such Lender to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes the Administrative Agent to take such actions, exercise such powers and perform such duties as are expressly delegated to or conferred upon the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and other powers as are reasonably incidental thereto.  The Administrative Agent agrees to act as such upon the express conditions contained in this Article 10.  The Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein or in the other Loan Documents, nor shall it have any fiduciary relationship with, or fiduciary duty to, any Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.  The provisions of this Article 10 (other than those provisions specifically conferring a benefit or right in favor of Borrower) are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor Guarantor shall have any rights as a third party beneficiary of any of the provisions hereof, or have any obligations with respect thereto (other than those provisions specifically creating an obligation of Borrower or Guarantor).

10.2                        Administration of Loan by Administrative Agent.

(a)                                 The Administrative Agent shall be responsible for administering the Loan on a day-to-day basis.  In the exercise of such administrative duties, the Administrative Agent shall use the same diligence and standard of care that is customarily used by the Administrative Agent with respect to similar loans held by the Administrative Agent solely for its own account.

(b)                                 Each Lender delegates to the Administrative Agent the full right and authority on its behalf to take the following actions in connection with its administration of the Loan:

(1)                                 to fund each Warehousing Advance in accordance with the provisions of the Loan Documents;

(2)                                 to receive all payments of principal, interest, fees and other charges paid by, or on behalf of, Borrower or Guarantor and, except for fees and reimbursements or advances to which the Administrative Agent is entitled pursuant to the Loan Documents or otherwise, to distribute all such funds to the respective Lenders as provided for hereunder;

(3)                                 to keep and maintain complete and accurate files and records of all material matters pertaining to the Loan, and make such files and records available for inspection and copying by each Lender and its respective employees and agents, at such Lender’s expense, during normal business hours upon reasonable prior notice to the Administrative Agent; and

(4)                                 to do or omit doing all such other actions as may be reasonably necessary or incident to the implementation, administration and servicing of the Loan and the rights and duties delegated hereinabove.

10.3                        Exculpatory Provisions.

(a)                                 Obligations of Administrative Agent.  The Administrative Agent shall not have any duties or obligations to the Lenders except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent: (i) shall not be subject to any fiduciary or other implied covenants, duties, responsibilities, obligations or liabilities regardless of whether a Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)                                 Liability of Administrative Agent.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, including, but not limited to, any actions taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary) or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances.

(c)                                  Responsibility of Administrative Agent.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or Affiliates shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any recital, statement, representation or warranty made by the Borrower or Guarantor or any of their officers or agents contained in this Agreement or the other Loan Documents or in any certificate or other document delivered in connection therewith; (ii) the performance or observance of any of the covenants or agreements contained in, or the conditions of, this Agreement or the other Loan Documents; (iii) the state or condition of any properties of the Borrower or any other obligor hereunder constituting Collateral for the Obligations of the Borrower hereunder, or any information contained in the books or records of the Borrower; (iv) the validity, enforceability, collectability, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) the validity, attachment, priority or perfection of any lien securing or purporting to secure the Obligations or the value or sufficiency of any of the Collateral.

(d)                                 Delegation of Duties.  The Administrative Agent may perform any and all of its duties under this Agreement and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties to the Lenders and exercise its rights and powers by or through their respective Affiliates.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.4                        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Warehousing Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender to the making of such Warehousing Advance.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of the taking or failing to take any such action.  Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with any written request of the Required Lenders, and each such request of the Required Lenders, and any action taken or failure to act by Administrative Agent pursuant thereto shall be binding upon all of the Lenders; provided, however, that Administrative Agent shall not be required in any event to act, or to refrain from acting, in any manner which is contrary to the Loan Documents or to applicable Law.

10.5                        Notice of Default.   The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has actual knowledge of the same or has received Notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent obtains such actual knowledge or receives such a notice, the Administrative Agent shall endeavor to give prompt notice thereof to each of the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.  Unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

10.6                        Lenders’ Credit Decisions.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on the financial statements prepared by the Borrower and Guarantor and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Borrower and Guarantor and has made its own decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it has received copies of all of the Loan Documents and any other information or documentation it has requested, and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to making any Warehousing Advance hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.  Each Lender expressly acknowledges that is has relied upon its own legal counsel in its consideration of its decision to enter into this Agreement and the other Loan Documents and will so rely in regard to the implementation of the transaction contemplated hereby and thereby and that it does not have any lawyer-client relationship with Administrative Agent’s counsel or counsels to any other Lenders with respect thereto.

10.7                        Administrative Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Administrative Agent, ratably in proportion to their respective Commitment Percentages, for (i) any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under this Agreement or the other Loan Documents, (ii) any other expenses incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, deliver, administration, amendment, waiver and/or enforcement of this Agreement and the other Loan Documents, and (iii) any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any other document delivered in connection therewith or any transaction contemplated thereby, or the enforcement of any of the terms hereof or thereof, provided that no Lender shall be liable for any of the foregoing to the extent that they arise from the gross negligence or willful misconduct of the Administrative Agent, as finally determined by a court of competent jurisdiction.   If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the action indemnified against until such additional indemnity is furnished.

10.8                        Administrative Agent in its Individual Capacity.  With respect to its Commitment as a Lender, and the Warehousing Advances made by it and the Warehousing Note issued to it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent and its subsidiaries and affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Borrower or any subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder.

10.9                        Successor Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (unless a Default or Event of Default has occurred) such consent not to be unreasonably withheld, conditioned or delayed, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders with consent of Borrower (if applicable as provided above) and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent with the consent of Borrower (if applicable as provided above).  Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.2 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.

10.10                 Duties in the Case of Enforcement.  If one or more Events of Default have occurred and is continuing, and whether or not any of the Obligations have been accelerated, the Administrative Agent shall, at the request, or may, upon the consent, of the Required Lenders, and provided that the Lenders have given to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of this Agreement and the other Loan Documents respecting the foreclosure of mortgages, the sale or other disposition of all or any part of the Collateral and the exercise of any other legal or equitable rights or remedies as it may have hereunder or under any other Loan Document or otherwise by virtue of applicable Law, or to refrain from so acting if similarly requested by the Required Lenders.  The Administrative Agent shall be fully protected in so acting or refraining from acting upon the instruction or with the consent of the Required Lenders, and such instruction or consent shall be binding upon all the Lenders.  The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such foreclosure, sale or other disposition or the exercise of any other right or remedy, and the Lenders hereby agree to indemnify and hold the Administrative Agent harmless from all costs and liabilities incurred in respect of all actions taken or omitted in accordance with such direction, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent’s compliance with such direction would constitute a violation of the obligations undertaken by the Administrative Agent and/or Lenders under the Loan Documents or of any Law applicable to the Administrative Agent, or would be commercially unreasonable in any applicable jurisdiction.  The Administrative Agent may, in its discretion but without obligation, in the absence of direction from the Required Lenders, take such interim actions as it believes necessary to preserve the rights of the Lenders hereunder and in and to any Collateral securing the Obligations, including but not limited to petitioning a court for injunctive relief, appointment of a receiver or preservation of the proceeds of any Collateral.  Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents, other than through the Administrative Agent.

10.11                 Respecting Loans and Payments.

(a)                                 Procedures for Loans.

(1)                                 Administrative Agent shall give written notice to each Lender of Administrative Agent’s receipt of each Warehousing Advance Request by facsimile transmission, e-mail, hand delivery or overnight courier, on the same day as received from the Borrower.  Each such notice shall be accompanied by a written summary of the request for a Loan and shall specify (i) the date on which Borrower desires the Warehousing Advance be funded, (ii) the aggregate amount of the requested Warehousing Advance, and (iii) each Lender’s Commitment Percentage of the requested Warehousing Advance.  Each Lender shall, before 12:00 p.m.  on the date set forth in any such request for a Warehousing Advance, make available to Administrative Agent, at an account to be designated by Administrative Agent at Bank of America, N.A., in same day funds, each Lender’s Commitment Percentage of the requested Warehousing Advance.  After Administrative Agent’s receipt of such funds and upon Administrative Agent’s determination that the applicable conditions to making the requested Warehousing Advance have been fulfilled, Administrative Agent shall make such funds available to Borrower as provided in this Agreement.

(2)                                 Notwithstanding clause (1) above, unless the Administrative Agent shall have been notified by any Lender prior to the date on which a Warehousing Advance is to be made to the Borrower that such Lender does not intend to make available to the Administrative Agent such Lender’s ratable portion of the requested Warehousing Advance, the Administrative Agent may assume that such Lender will make such amount available to the Administrative Agent on such date and the Administrative Agent may, in its sole discretion (provided that the other applicable conditions to making the requested Warehousing Advance have been fulfilled), but shall not be obligated to, make available to the Borrower a corresponding amount on the date of such Warehousing Advance (the “Corresponding Amount”).  The Lender shall reimburse the Administrative Agent in same day funds for any such Corresponding Amount by 12:00 p.m. on the same day that the Administrative Agent makes available to Borrower such Corresponding Amount.  If such Corresponding Amount is not in fact reimbursed to the Administrative Agent, the Administrative Agent may, in its unrestricted discretion, by providing written notice to such Lender, deem such Lender a Delinquent Lender for all purposes under this Agreement and the Administrative Agent shall be entitled to such rights and remedies against such Lender as set forth in Section 10.12.  In addition to any rights or remedies to which the Administrative Agent may be entitled under Section 10.12, in the event that such Lender reimburses the Administrative Agent for Corresponding Amount on the same day that the Administrative Agent makes available to Borrower such Corresponding Amount, but later than 12:00 p.m. on such date, then the Lender shall also pay to the Administrative Agent a late intraday reimbursement charge in an amount to be assessed by the Administrative Agent equal to the amount charged by the Administrative Agent from time to time in other substantially similar circumstances not to exceed (x) the product of such Corresponding Amount times the Default Rate, (y) divided by 360.

(b)                                 Nature of Obligations of Lenders.  The obligations of the Lenders hereunder are several and not joint.  Failure of any Lender to make available its Commitment Percentage of any requested Warehousing Advance hereunder shall not result in any other Lender becoming obligated to advance more than its Commitment Percentage of any Warehousing Advance or of the Loan, nor shall such failure release or diminish the obligations of any other Lender to fund its Commitment Percentage provided herein.

(c)                                  Payments to Administrative Agent.  All payments of principal of and interest on the Loans shall be made to the Administrative Agent by the Borrower or any other obligor or Guarantor for the account of the Lenders in immediately available funds as provided in the Warehousing Notes and this Agreement.   The Administrative Agent agrees to use commercially reasonable efforts to distribute promptly to each Lender, on the same Business Day upon which each such payment is made if possible, such Lender’s Commitment Percentage of each such payment in immediately available funds, excluding Liquidation Proceeds, which shall be distributed in accordance with Section 10.11(d).   Each payment to the Administrative Agent under the first sentence of this subsection shall constitute a payment by the Borrower to each Lender in the amount of such Lender’s Commitment Percentage of such payment, and any such payment to the Administrative Agent shall not be considered outstanding for any purpose after the date of such payment by the Borrower to the Administrative Agent without regard to whether or when the Administrative Agent makes distribution thereof as provided above.  If any payment received by the Administrative Agent from the Borrower is insufficient to pay both all accrued interest and all principal then due and owing, the Administrative Agent shall first apply such payment to all outstanding interest until paid in full and shall then apply the remainder of such payment to all principal then due and owing, and shall distribute the payment to each Lender accordingly.

(d)                                 Distribution of Liquidation Proceeds.  Subject to the terms and conditions hereof, the Administrative Agent shall distribute all Liquidation Proceeds in the order and manner set forth below:

First:                                                                     To the Administrative Agent, towards any fees and any expenses for which the Administrative Agent is entitled to reimbursement under this Agreement or the other Loan Documents not theretofore paid to the Administrative Agent.

Second:                                                    To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages (except with respect to any such amounts which the Lenders have agreed to allocate among themselves otherwise) until all Lenders have received any outstanding fees and have been reimbursed for all expenses payable by Borrower under the Loan Documents and not theretofore paid and which such Lenders have previously paid to the Administrative Agent.

Third:                                                               To all Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all principal and interest due to such Lenders under the Loan, with each Lender applying such proceeds for purposes of this Agreement first against the outstanding principal balance due to such Lender under the Loan and then to accrued and unpaid interest due under the Loan.

Fourth:                                                        To BofA in respect of any payments payable by Borrower under any Hedging Arrangements to which it is a counterparty with Borrower, or under any overdrafts of Borrower it has honored, or any ACH exposure it has to Borrower.

Fifth:                                                                  To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all other amounts due to such Lenders under the Loan and the Obligations, including any costs and expenses incurred directly by such Lenders to the extent such costs and expenses are reimbursable to such Lenders by the Borrower under the Loan Documents.

Sixth:                                                                To the Borrower or such third parties as may be entitled to claim Liquidation Proceeds.

(e)                                  Adjustments.  If, after Administrative Agent has paid each Lender’s proportionate share of any payment received or applied by Administrative Agent in respect of the Loan, that payment is rescinded or must otherwise be returned or paid over by Administrative Agent, whether pursuant to any bankruptcy or insolvency law, sharing of payments clause of any loan agreement or otherwise, such Lender shall, at Administrative Agent’s request, promptly return its proportionate share of such payment or application to Administrative Agent, together with the Lender’s proportionate share of any interest or other amount required to be paid by Administrative Agent with respect to such payment or application.

(f)                                   Setoff; Sharing of Payments by Lenders.

(1)                                 If an Event of Default shall have occurred, each Lender and each of their respective Affiliates and Subsidiaries is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate or Subsidiaries to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement whether such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates and Subsidiaries under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates and Subsidiaries may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(2)                                 If any Lender shall, by virtue of any right of setoff or counterclaim or otherwise, obtain payment in respect of the Obligations evidenced by its Warehousing Note or other obligations hereunder resulting in such Lender’s receiving any amount in excess of its ratable portion (based on Commitment Percentages) of the payments received by all of the Lenders with respect to the Warehousing Notes held by all of the Lenders, then such Lender shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Obligations, provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Obligations to any Assignee or Participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower or Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(g)                                  Distribution by Administrative Agent.  If, in the opinion of the Administrative Agent, distribution of any amount received by it in such capacity hereunder or under the Warehousing Notes or under any of the other Loan Documents might involve any liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction or has been resolved by the mutual consent of all Lenders.  In addition, the Administrative Agent may request full and complete indemnity, in form and substance satisfactory to it, prior to making any such distribution.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over to the same in such manner and to such Persons as shall be determined by such court.

10.12                 Delinquent Lender.

(1)                                 If for any reason any Lender shall (a) become an Impacted Lender, (b) fail to make available to the Administrative Agent its pro rata share of any Warehousing Advance in accordance with Section 10.11(a), or (c) fail or refuse to abide by its obligations under this Agreement, including, without limitation, its obligation to make available to Administrative Agent its pro rata share of any expenses or setoff and such failure or refusal is not cured within ten (10) days after receipt from the Administrative Agent of written notice thereof (collectively, a “Delinquent Lender”), then, in addition to the rights and remedies that may be available to Administrative Agent, other Lenders, the Borrower or any other party at law or in equity, and not in limitation thereof, (i) such Delinquent Lender’s right to participate in the administration of, or decision-making rights related to, the Loan, this Agreement or the other

Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower or Guarantor, whether on account of the outstanding Warehousing Advances, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of the outstanding Loan until, as a result of application of such assigned payments the Lenders’ respective Commitment Percentages of the outstanding Loan shall have been returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.  The Delinquent Lender’s decision making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon (x) in the case of an Impacted Lender, such Lender no longer being and Impacted Lender, and (y) in other cases, the payment by the Delinquent Lender of its Commitment Percentage of any Warehousing Advances, expenses or setoff as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid, or with the affirmative consent of the Administrative Agent, in its discretion.

(2)                                 The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitment Amounts of those Lenders electing to exercise such right), the Delinquent Lender’s unfunded Commitment Amount (the “Unfunded Commitment”).  Upon any such purchase of such Delinquent Lender’s Unfunded Commitment, the Delinquent Lender’s Commitment with respect to, and interest in, future Warehousing Advances and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Assumption.  Each Delinquent Lender shall indemnify Administrative Agent and each non delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by Administrative Agent or by any non delinquent Lender, on account of a Delinquent Lender’s failure to timely fund its pro rata share of a Warehousing Advance or to otherwise perform its obligations under the Loan Documents.

(3)                                 In the event that the non-delinquent Lenders elect not to acquire the Unfunded Commitment, then, so long as there does not then exist any Default or Event of Default, Borrower may in its sole and absolute discretion (i) demand that the Delinquent Lender, and upon such demand the Delinquent Lender shall promptly, assign its Commitment Percentage of the Loan to an Assignee subject to and in accordance with the provisions of Section 10.14(a) hereof for a purchase price equal to the aggregate principal balance of the Loan then owing to the Delinquent Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Delinquent Lender, or (ii) pay to the Delinquent Lender the aggregate principal balance of the Loan then owing to the Delinquent Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Delinquent Lender, whereupon the Delinquent Lender shall no longer be a party hereto and shall no longer have any rights or obligations hereunder or under any of the other Loan Documents.  Each of Administrative Agent and the Delinquent Lender shall reasonably cooperate in effectuating the replacement of such Delinquent Lender under this Section 10.12(3), but at no time shall the Administrative Agent, such Delinquent Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Assignee.  The exercise by Borrower of its rights under this

Section shall be at the sole cost and expense of the Delinquent Lender, and at no cost or expense of the Borrower (except its own internal costs and expenses), Administrative Agent or any other Lender.

10.13                 Holders.   The Administrative Agent may deem and treat the payee of any Warehousing Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Warehousing Note shall be conclusive and binding on any subsequent holder, transferee or endorsee, as the case may be, of such Warehousing Note or of any note or notes issued in exchange therefor.

10.14                 Assignment and Participation.

(a)                                 Assignment by Lenders.

(1)                                 Any Lender may at any time assign to one or more assignees (an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the portion of the Loan at the time owing to it), subject to the following conditions:

(A)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed if such proposed assignee is an Eligible Assignee, and otherwise to be in the Administrative Agent’s discretion) shall be required;

(B)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (i) an Event of Default has occurred and is continuing at the time of such assignment, or (ii) such assignment is to a Lender, an Affiliate of a Lender with a credit rating no lower than the lesser of (y) investment grade or (z) the credit rating of the assignor, or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written Notice to the Administrative Agent within twenty (20) Business Days after Borrower receives Notice of such assignment (which Notice of such assignment expressly indicates that the failure to object within such twenty (20) Business Day period shall constitute deemed consent of such assignment, and Borrower shall have received a second Notice at least five (5) Business Days, and no more than fifteen (15) Business Days prior to the end of such twenty (20) Business Day period, which such second Notice shall also expressly indicate that the failure to object within such twenty (20) Business Day period shall constitute deemed consent to such assignment).

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $5,000 for each assignment, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(D)                               no such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries; and

(E)                                no such assignment shall be made to a natural person.

(2)                                 Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.14(a)(l), from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 11.2 with respect to facts and circumstances occurring prior to the effective date of such assignment) and such Assignee shall be subject to the terms and conditions of the Loan Documents and shall expressly assume such terms and conditions in writing.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.14(e).

(3)                                 Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Warehousing Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341.  No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

(b)                                 Certain Representations and Warranties, Limitations, Covenants.  By executing and delivering an Assignment and Assumption, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

(1)                                 other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

(2)                                 the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its affiliates, related entities or subsidiaries or any other person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other person primarily or secondarily liable in respect of any of the Obligations or any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

(3)                                 such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements provided by the Borrower and Guarantor as required by the terms of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption;

(4)                                 such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

(5)                                 such assignee represents and warrants that it is an Eligible Assignee if required hereunder;

(6)                                 such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

(7)                                 such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and

(8)                                 such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption.

(c)                                  Register.  The Administrative Agent shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the portion of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 New Warehousing Notes.  Upon its receipt of an Assignment and Assumption executed by the parties to such assignment, together with each Warehousing Note subject to such assignment, the Administrative Agent shall (i) record the information contained therein in the Register, and (ii) endeavor to give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender).  Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Warehousing Note, a new Warehousing Note to the order of the

Assignee pursuant to such Assignment and Assumption and, if the assigning Lender has retained some portion of its obligations hereunder, a new Warehousing Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder.  Such new Warehousing Notes shall provide that they are replacements for the surrendered Warehousing Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Warehousing Notes, shall be dated the effective date of such Assignment and Assumption and shall otherwise be substantially in the form of the assigned Warehousing Notes.  The surrendered Warehousing Notes shall be cancelled and returned to the Borrower.

(e)                                  Participations.  Each Lender may sell participations to one or more participants (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) no participant shall be a natural Person or the Borrower or any of the Borrower’s Affiliates, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower, the Administrative Agent, or the other Lenders, (c) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (d) except during the occurrence and continuation of an Event of Default, such Participant is not a Competitor; (e) Borrower’s obligations under this Agreement shall remain unchanged and Borrower shall continue to deal solely and directly with such Lender in connection with Borrower’s rights and obligations under this Agreement and the other Loan Documents, except as provided in Section 3.13, (f) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Warehousing Advances, extend the term or increase the amount of the Commitment of such Lender as it relates to such Participant, reduce the amount of any Fees to which such Participant is entitled or extend any regularly scheduled payment date for principal or interest, (g) the Administrative Agent shall have given its prior written consent to such participation (not to be unreasonably withheld or delayed), and (h) Borrower shall have given its prior written consent to such participation (such consent not to be unreasonably withheld or delayed) unless (x) an Event of Default has occurred and is continuing at the time of such sale, or (y) such participation is to an Affiliate of a Lender with a credit rating equal to the lesser of (A) investment grade and (B) the credit rating of the participator, or an Approved Fund.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan, the Warehousing Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.   For the avoidance of doubt, Administrative Agent shall have no responsibility for maintaining a Participant Register.

(f)            Disclosure.  Borrower agrees that, subject to compliance with the requirements of Section 11.15, any Lender may, in connection with exploring or entering into any assignment or participation under this Section 10.14, disclose information obtained by such Lender pursuant to this agreement to Assignees or Participants and potential Assignees and Participants hereunder; provided that such Assignees or Participants or potential Assignees or Participants shall have agreed in writing to treat in confidence such information in accordance with the provisions of Section 11.14.  Notwithstanding the foregoing, no such information may be shared with Competitors, except following and during the continuation of an Event of Default.

(g)           Ongoing Indemnification.  Any assigning Lender shall retain its rights to be indemnified pursuant to the terms of this Agreement and the other Loan Documents with respect to any claims or actions arising prior to the date of such assignment.

10.15      No Assignment by Borrower.  The Borrower may not and shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Administrative Agent and each of the Lenders.

10.16      Amendment, Waiver, Consent, Etc.

(a)           Except as otherwise provided herein or as to any term or provision hereof which provides for the consent or approval only of Administrative Agent, no term or provision of this Agreement or any other Loan Document may be changed, waived, discharged or terminated, nor may any consent required or permitted by this Agreement or any other Loan Document be given, unless such change, waiver, discharge, termination or consent receives the written approval of the Required Lenders and, in the case of an amendment to any Loan Document, the written consent of Borrower and each other applicable party to such Loan Document.

(b)           Notwithstanding the foregoing, the unanimous written approval of all the Lenders (other than a Delinquent Lender) and the consent of Borrower shall be required with respect to any proposed amendment, waiver, discharge, termination, or consent which:

(1)           has the effect of, with respect to any Warehousing Advance or Warehousing Note (a) extending the final scheduled maturity or the date of any amortization payment (b) reducing the rate or extending the time of payment of interest or fees thereon, (c) increasing or reducing the principal amount thereof, or (d) otherwise postponing or forgiving any indebtedness thereunder;

(2)           extends the Borrowing Period or Warehousing Maturity Date;

(3)           releases or discharges any material portion of the Collateral, other than in accordance with the express provisions of the Loan Documents;

(4)           would result in requiring a Lender to make a Warehousing Advance against a Mortgage Loan which is not an Eligible Loan;

(5)           amends, modifies or waives any provisions of this Section 10.16;

(6)           reduces the percentage specified in the definition of Required Lenders;

(7)           except as otherwise provided in this Agreement, changes the amount of any Lender’s Commitment or Commitment Percentage; or

(8)           releases any guaranty of the Obligations or indemnifications provided in the Loan Documents;

and provided, further, that without the consent of the Administrative Agent, no amendment, waiver, discharge, termination, or consent shall amend, modify or waive any provision of this Section 10.16 or any other provisions of any Loan Document which relates to the rights or obligations of the Administrative Agent.

(c)           In the case of any waiver, the Borrower, the Administrative Agent and each Lender shall be restored to their former position and rights hereunder and under the outstanding Warehousing Notes, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

10.17      Deemed Consent or Approval.  With respect to any requested amendment, waiver, consent or other action which requires the approval of the Required Lenders or all of the Lenders, as the case may be in accordance with the terms of this Agreement, or if the Administrative Agent is required hereunder to seek or desires to seek, the approval of the Required Lenders or all of the Lenders, as the case may be, prior to undertaking a particular action or course of conduct, the Administrative Agent in each such case shall provide each Lender with Notice of any such request for amendment, waiver or consent or any other requested or proposed action or course of conduct, accompanied by such detailed background information and explanations as may be reasonably necessary to determine whether to approve or disapprove such amendment, waiver, consent or other action or course of conduct, the Administrative Agent may (but shall not be required to) include in any such notice, printed in capital letters or boldface type a legend substantially to the following effect.

“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE, FAILURE TO RESPOND WITHIN FIVE (5) CALENDAR DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE ACTION REQUESTED BY THE BORROWER OR THE COURSE OF CONDUCT PROPOSED BY THE ADMINISTRATIVE AGENT AND RECITED ABOVE.”

and if the foregoing legend is included by the Administrative Agent in its communication, a Lender shall be deemed to have approved or consented to such action or course of conduct for all purposes hereunder if such Lender fails to object to such action or course of conduct by Notice to the Administrative Agent within five (5) calendar days of such Lender’s receipt of such notice.

10.18      Tax Forms.

(a)           (1)           Each Lender, and each holder of a participation interest herein, that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal

Revenue Code (a “Foreign Lender”) shall deliver to Administrative Agent, upon executing this Agreement (or upon accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either IRS Form W-8BEN-E or IRS Form W-8BEN or any successors thereto (relating to such Foreign Lender and entitling it to a complete exemption from, or reduction of, withholding on all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) or such other evidence satisfactory to Borrower and Administrative Agent that such Foreign Lender is entitled to an exemption from or reduction of, U.S. federal withholding Tax, including any exemption pursuant to Section 881(c) of the Internal Revenue Code.  Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms) as may then be available to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from or reduction of, U.S. federal withholding Taxes in respect of all payments to be made to such Foreign Lender by Borrower pursuant to the Loan Documents, (B) promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any such form or claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lenders, and as may be reasonably necessary (including the re-designation of its lending office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for Taxes from amounts payable to such Foreign Lender.  If a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for the purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(2)           Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. federal withholding Tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the

Internal Revenue Code with respect to such other parties, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(3)           Administrative Agent or Borrower may withhold any Taxes required to be deducted and withheld in accordance with applicable Laws from any payment under any of the Loan Documents.

(b)           Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to Administrative Agent upon executing this Agreement two duly signed completed copies of IRS Form W-9, and Administrative Agent shall deliver to Borrower upon execution of this Agreement two duly signed completed copies of IRS Form W-9.  If such Lender fails to deliver such forms, then Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding imposed by the Internal Revenue Code.

(c)           If any Governmental Authority asserts that Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including attorneys’ fees) of Administrative Agent.  The obligation of Lenders under this subsection shall survive the removal or replacement of a Lender, the payment of all Obligations, the resignation or replacement of Administrative Agent, and the termination of this Agreement and/or any other Loan Document.

11.          MISCELLANEOUS

11.1        Notices.

(a)           Except where telephonic or facsimile notice is expressly authorized by this Agreement, all communications required or permitted to be given or made under this Agreement (each a “Notice”) must be in writing and must be sent by personal delivery, overnight courier (with receipt acknowledgment) or United States certified or registered mail (postage prepaid, return receipt requested), addressed as follows (or at such other address as may be designated by it in a Notice to the other):

If to Borrower:	ACRC Lender B LLC
c/o Ares Management
245 Park Avenue, 42nd Floor
New York, NY 10167
Attention: Real Estate Legal Department and Capital Markets
Tel: 646-259-4842
Fax: 310-388-3041

And,

ACRC Lender B LLC
c/o Ares Management
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention: Chief Accounting Officer
Tel: 310-201-4100
Fax: 310-203-8820

With a copy to	Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention: Loren N. Finegold, Esq.
Tel: 212-906-1327
Email: Loren.Finegold@lw.com

If to Guarantor:	Ares Commercial Real Estate Corporation
c/o Ares Management
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention: Chief Accounting Officer
Tel: 310-201-4100
Fax: 310-203-8820

And,

Ares Commercial Real Estate Corporation
c/o Ares Management
245 Park Avenue, 42nd Floor
New York, NY 10167
Attention: Real Estate Capital Markets & Legal Department
Tel: 646-259-4842
Fax: 310-388-3041

If to Administrative Agent:	Bank of America, N.A.
225 Franklin Street, 2nd Floor
Mail stop: MA1-225-02-04
Boston, MA 02110
Attention: Andrew Blomstedt, Senior Vice President
Tel: 617-346-3491
Fax: 617-346-5025
Email: andrew.blomstedt@baml.com

With a copy to:	Nutter McClennen & Fish LLP
Seaport West
155 Seaport Boulevard

Boston, MA 02210
Attention: Philip R. Rosenblatt, Esq.
Tel: 617-439-2806
Fax: 617-310-9806
Email: prosenblatt@nutter.com

If to a Lender:	To the address for such Lender specified on Exhibit I

All periods of Notice will be measured from the date of delivery if delivered personally or by facsimile, from the first Business Day after the date of sending if sent by overnight courier or from four (4) days after the date of mailing if sent by United States mail, certified or registered, return receipt requested, except that Notices to Administrative Agent under Article 2 shall be deemed to have been given only when actually received or rejected by Administrative Agent.  Notices delivered through electronic communications to the extent provided in subsections (b) and (c) below, shall be effective as provided in such subsections (b) and (c).

(b)           Borrower and Administrative Agent agree that Borrower’s Approval Requests, Warehousing Advance Requests, shipping requests, wire transfer instructions, security delivery instructions and other routine communications concerning the Loan and the Collateral may be transmitted to Administrative Agent by e-mail (with telephonic confirmation) or by facsimile (with telephonic confirmation) and those documents, when so transmitted to Administrative Agent shall have the same force and effect as personal delivery of the originals thereof and shall be deemed received the same day.

(c)           Notices and other communications to Lenders also may be delivered or furnished by electronic communication (including e-mail) pursuant to procedures approved by the Administrative Agent and Borrower.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(d)           Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(e)           Each party may change its address, facsimile or telephone number or e-mail address for notices and other communications hereunder by Notice to the other parties hereto.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

11.2        Reimbursement of Expenses; Indemnity.

(a)           Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly when billed: (i) all the actual and reasonable out of pocket costs, fees and expenses, including, but not limited to, costs, fees and expenses (other than legal costs, fees and expenses) incurred by the Administrative Agent relating to the preparation of the Loan Documents and incurred by the Administrative Agent relating to any consents, amendments, waivers, or other modifications to the Loan Documents; (ii) the reasonable and documented costs, fees, expenses, and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution, and administration of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and any other documents or matters requested by Borrower; (iii) all other actual and reasonable out of pocket costs, fees and expenses incurred by Administrative Agent, in connection with the establishment of the facility, site inspection costs and expenses, and the negotiation, preparation, and execution of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and the transactions contemplated thereby; (iv) all reasonable and documented out of pocket costs, fees and expenses (including reasonable attorneys’ costs, fees and expenses, which attorneys may be employees of Administrative Agent or a Lender) and the costs, fees and expenses of appraisers, brokers, investment bankers or other experts retained by Administrative Agent and each Lender in connection with the enforcement of or preservation of rights under any of the Loan Documents against Borrower, Guarantor or any other Person, or the administration thereof; (v) all reasonable out-of-pocket costs, fees and expenses (including reasonable attorney’s costs, fees and expenses) and the costs, fees and expenses of appraisers, brokers, investment bankers or other experts retained by Administrative Agent and each Lender, in connection with (x) any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or pursuant to any insolvency or bankruptcy proceedings, and (y) any litigation, proceeding or dispute arising hereunder except to the extent arising out of the bad faith, gross negligence, willful misconduct or material breach of this Agreement or any other Loan Document by the Person seeking such payment, as finally determined by a court of competent jurisdiction.  The covenants of this Section shall survive payment or satisfaction of payment of amounts owing with respect to the Warehousing Notes.  The amount of all such costs, fees and expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including the Default Rate) and be an Obligation secured by any Collateral.

(b)           Borrower shall indemnify and hold harmless Administrative Agent, Lenders and their respective parents, Affiliates, officers, directors, employees, attorneys, and agents and any permitted subsequent holder of any Warehousing Note, and all those claiming by, through or under any Lender (each, an “Indemnified Party”) from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages, costs, fees and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby (“Damages”) including, without limitation (i) any actual or proposed use by Borrower of the proceeds of the Loan, (ii) Borrower’s or any of its Subsidiaries’ entering into, or performing this

Agreement or any of the other Loan Documents, and (iii) with respect to Borrower and its properties and assets, the violation of any applicable Law, in each case including, without limitation, the reasonable costs, fees, expenses and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that no Indemnified Party shall be entitled to indemnification to the extent that the Damages resulted directly from such Indemnified Party’s (x) acting in bad faith or with willful misconduct or gross negligence, or (y) material breach of this Agreement or any other Loan Document.  In litigation, or the preparation therefor, the Administrative Agent and Lenders shall be entitled to select their own counsel and, in addition to the foregoing indemnity, Borrower agrees to pay promptly the reasonable costs, fees and expenses of such counsel.  If, and to the extent that the obligations of Borrower under this Section 11.2(b) are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable Law.  The provisions of this Section 11.2(b) shall survive the repayment of the Loan and the termination of the obligations of Administrative Agent and Lenders hereunder.

(c)           To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under this Section 11.2 to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Affiliate of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Affiliate, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed cost, fee, expense or indemnified loss, claim, damage, liability or related cost, fee or expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Affiliate of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this paragraph are several and not joint or joint and several.

11.3        Financial Information; Covenant Calculations.

(a)           All financial statements of Borrower and Guarantor furnished to Administrative Agent and Lenders under this Agreement must be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for Borrower’s and Guarantor’s most recent Fiscal Year (except to the extent otherwise required to conform to changes in GAAP).

(b)           Notwithstanding any provision in this Agreement or any of the other Loan Documents to the contrary, the covenants in Section 7.8 shall be calculated in accordance with GAAP in effect as of the date of this Agreement, unless such covenant is amended in a manner reasonably satisfactory to the affected Person and Administrative Agent, provided that if Borrower or Guarantor notifies Administrative Agent that such Person wishes to amend any of the covenants in Section 7.8 in connection with a change in GAAP, Administrative Agent, Borrower and Guarantor shall cooperate in good faith to effectuate such amendment, including, without limitation, by seeking the written approval of the Required Lenders.  All calculations with respect to the defined terms and covenants in Section 7.8 shall be calculated without duplication.

11.4        Terms Binding Upon Successors; Survival of Representations.  The terms and provisions of this Agreement are binding upon and inure to the benefit of Borrower, Administrative Agent, Lenders and their respective successors and permitted assigns.  All of Borrower’s representations, warranties, covenants and agreements survive the making of any Warehousing Advance, and except where a longer period is set forth in this Agreement, remain effective for as long as the Commitment is outstanding or there remain any Obligations to be paid or performed.

11.5        Governing Law.  THIS AGREEMENT, THE WAREHOUSING NOTES, THE WAREHOUSING ADVANCES AND OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

11.6        Relationship of the Parties.  This Agreement provides for the making and repayment of Warehousing Advances by Lenders (in their capacities as lenders) and Borrower (in its capacity as a borrower), for the payment of interest on those Warehousing Advances and for the payment of certain fees by Borrower to Administrative Agent and Lenders.  The relationship between Administrative Agent and Lenders and Borrower is limited to that of creditor and secured party on the part of Administrative Agent and Lenders and of debtor on the part of Borrower.  The provisions of this Agreement and the other Loan Documents for compliance with financial covenants and the delivery of financial statements and other operating reports are intended solely for the benefit of Administrative Agent and Lenders to protect their interest as creditors and secured parties.  Nothing in this Agreement creates or may be construed as permitting or obligating Administrative Agent or any Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating Administrative Agent or any Lender to control Borrower or to conduct Borrower’s operations, as creating any fiduciary obligation on the part of Administrative Agent or any Lender to Borrower, or as creating any joint venture, agency, partnership or other relationship between Administrative Agent or any Lender and Borrower other than as explicitly and specifically stated in the Loan Documents.  Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choice in connection with the negotiation and execution of the Loan Documents and to obtain the advice of that counsel with respect to all matters contained in the Loan Documents, including the waivers of jury trial and of punitive, consequential, special, exemplary or indirect damages contained in Sections 11.12 and 11.14, respectively.  Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to Lenders for credit and to execute and deliver this Agreement.

11.7        Severability.  If any provision of this Agreement is declared to be illegal or unenforceable in any respect, that provision is null and void and of no force and effect to the extent of the illegality or unenforceability, and does not affect the validity or enforceability of any other provision of this Agreement.

11.8        Counterparts.  This Agreement and each other Loan Document (other than the Warehousing Notes) may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.  Unless specifically indicated otherwise, delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement or any other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document, provided that a manually executed counterpart of such signature page shall be provided as reasonably practicable thereafter.

11.9        Headings/Captions.  The captions or headings in this Agreement and the other Loan Documents are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement or any other Loan Document.

11.10      Entire Agreement.  This Agreement, the Warehousing Notes and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by thereby.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement, the Warehousing Notes and the other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement, the Warehousing Notes or the other Loan Documents.

11.11      Consent to Jurisdiction.  BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SET FORTH HEREIN.  BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

11.12      Waiver of Jury Trial.  BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

11.13      No Implied Extensions.  Except in the very limited circumstances specifically provided in this Agreement, if any, for the possible extension of the Warehouse Period for certain Pledged Loans, any reference in this Agreement to any time period which may be extended shall only be extended by Administrative Agent and Lenders, in a writing which clearly identifies the matter being extended, and shall be granted or withheld in their sole and absolute discretion, and no agreement to extend any time period shall ever be implied by this Agreement or by any conduct of Administrative Agent or any Lender other than a writing as provided herein.

11.14      Waiver of Punitive, Consequential, Special, Exemplary, Speculative and Indirect Damages.  EXCEPT AS PROHIBITED BY LAW, BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WAIVE ANY RIGHT EACH MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL, EXEMPLARY, SPECULATIVE OR INDIRECT DAMAGES FROM THE OTHER PARTIES TO THIS AGREEMENT, OR ANY OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EACH SUCH PERSON OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL, EXEMPLARY, SPECULATIVE OR INDIRECT DAMAGES IS KNOWINGLY AND VOLUNTARILY GIVEN BY THE PARTIES HERETO, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL, EXEMPLARY, SPECULATIVE OR INDIRECT DAMAGES WOULD OTHERWISE APPLY.  BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER IS AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL, EXEMPLARY, SPECULATIVE OR INDIRECT DAMAGES.

11.15      Confidentiality.  Administrative Agent and each Lender agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a confidential basis to its Affiliates and to its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors who are informed of the confidential nature of such information and instructed to keep it confidential; (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Law or by any subpoena or similar legal process; (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (e) subject to an agreement containing provisions substantially the same as those of this Section 11.15 with any of the following: (i) any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or to any credit derivative transaction relating to Borrower and its obligations; (f) with the consent of Borrower; and (g) to the extent such Information: (i) becomes publicly available other than as a result of a breach of this Section 11.15, or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower (but not by virtue of a breach by the disclosing party of its obligations hereunder); provided, that no such disclosure made pursuant to clause (b) or (c) of this Section with respect to any Loan Documents or Pledged Loan document shall include a copy of such Loan Document or Pledged Loan document to the extent that a summary would suffice, but if it is necessary for a copy of any Loan Document or Pledged Loan document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure to the extent such disclosure can be satisfied by a redacted copy of such Loan Document or Pledged Loan document.  For purposes of this Section, “Information” means all confidential or proprietary information received from or on behalf of Borrower or Guarantor or any Affiliate relating to Borrower, Guarantor, or any Affiliate thereof, or any Mortgage Loan that is or is proposed to become a Pledged Loan, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to such disclosure.

11.16      Borrower Must Notify.  Neither Administrative Agent nor any Lender shall be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Administrative Agent within thirty (30) days (other than in the case of an alleged breach by a Lender of its obligation to fund a requested Warehousing Advance required to be made hereunder) after Borrower first had actual knowledge or actual notice of the occurrence of the event which Borrower alleges gave rise to such claim and, as applicable, Administrative Agent or such Lender does not remedy or cure the default, if any there be, with reasonable promptness thereafter.   Such actual knowledge or actual notice shall refer to what was actually known by, or expressed in a written notification furnished to, any Authorized Representative.

11.17      U.S. Patriot Act.  Administrative Agent and each Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.  L.  107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Administrative Agent and each Lender to identify Borrower in accordance with the Act.

12.          DEFINITIONS; TERMS OF CONSTRUCTION

12.1        Defined Terms.   In addition to terms which are defined elsewhere in this Agreement, capitalized terms defined below have the following meanings when used in this Agreement and, unless also or otherwise defined therein, in any other Loan Document (and including, unless also or otherwise defined therein, in Schedules or Exhibits hereto or thereto):

“ACRC Lender LLC” means ACRC Lender LLC, a Delaware limited liability company.

“ACRC Warehouse Holdings LLC” means ACRC Warehouse Holdings LLC, a Delaware limited liability company.

“Act” has the meaning set forth in Section 11.14.

“Administrative Agent” has the meaning set forth in the first paragraph of this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Date” means the date on which any Warehousing Advance is made.

“Advance Rate” means, with respect to any Eligible Loan, the Advance Rate set forth in Exhibit E for that type of Eligible Loan.

“Affiliate” means, when used with reference to any Person, each other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the Person referred to.

“Agency Lines” means any mortgage warehousing or mortgage repurchase facilities, entered into by any Person in Guarantor’s Consolidated Group in connection with such Person’s placing Mortgage Loans under a Fannie Mae, Freddie Mac or FHA program in the ordinary course of such Person’s business, from an institutional lender or institutional repurchasing agreement counterparty, requiring committed take-outs within ninety (90) days from an original advance against, or purchase of, a particular Mortgage Loan, from qualified investors including, without limitation, Fannie Mae, Freddie Mac or Ginnie Mae.

“Agreement” means this Amended and Restated Bridge Loan Warehousing Credit and Security Agreement, either as originally executed or as it may be amended, restated, modified or supplemented from time to time, and includes all Exhibits and Schedules hereto.

“ALTA Form” means, at any time, the applicable form of title insurance policy (American Land Title Association or otherwise) required at such time pursuant to the Targeted Permanent Loan Program for such Eligible Loan, including all endorsements and supplements thereto as required under such Targeted Permanent Loan Program.

“Alternative Base Rate” means, for any applicable day, a fluctuating rate per annum (rounded to the nearest 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Rate in effect on such day plus 0.50%.

“Alternative Base Rate Loans” means Warehousing Advances bearing interest at the Effective Alternative Base Rate if so required pursuant to applicable provisions of this Agreement.

“Amendment No. 1 to Original Credit Agreement” means that certain Amendment No. 1 to Bridge Loan Warehousing Credit and Security Agreement, dated as of October 14, 2015, among the Borrower, the Lenders and the Administrative Agent.

“Amortization Payment” means any scheduled payment of principal required to be made by the obligor under a Mortgage Loan pursuant to the applicable terms and conditions thereof.

“Applicable Expected Permanent Loan Amount” means, as of any date of determination, as to any Mortgaged Property securing a Pledged Loan, the principal amount which the Borrower reasonably expects to fund, based on its or the Servicer’s underwriting and ongoing evaluation and analysis, for the permanent Mortgage Loan under the Targeted Permanent Loan Program for such Mortgaged Property.

“Applicable Margin” means, with respect to LIBOR Loans and Alternative Base Rate Loans, 225 basis points per annum.

“Applicable Rate” means, for any day, the rate of interest per annum applicable to the outstanding Warehousing Advances on such date in accordance with the applicable provisions of this Agreement.

“Approval Request” has the meaning set forth in Section 2.1(a).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender; provided, however, during such time as there is outstanding no Event of Default, no Fund administered or managed by a Competitor shall be an Approved Fund.

“Assignee” has the meaning set forth in Section 10.14(a)(l).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Assignee, in substantially the form of Exhibit J.

“Audited Statement Date” means, as applicable, the date of Guarantor’s most recent audited financial statements delivered to Administrative Agent.

“Authorized Representatives” has the meaning set forth in Section 3.10.

“BofA” has the meaning set forth in the first paragraph of this Agreement.

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Borrowing Expiration Date” means May 25, 2017, on which date the Commitments will automatically and without notice expire; provided, however, notwithstanding the forgoing, the “Borrowing Expiration Date” with respect to an approved Multiple Advance Mortgage Loan will be the Business Day before the last day of the Warehouse Period applicable to such Multiple Advance Mortgage Loan.

“Borrowing Period” means the period from and including the Original Closing Date to the earlier of (a) the Borrowing Expiration Date, or (b) the time and date the Commitments are terminated and the Warehousing Advances become due and payable under Section 9.4(a) or (b) or other applicable provision of this Agreement.

“Borrower’s Knowledge” means that Borrower has actual knowledge, or would reasonably be expected to have obtained knowledge had Borrower followed its Underwriting Guidelines.

“Business Day” means any day of the year other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by Law to close in the State of New York, (iii) any day on which the New York Stock Exchange is closed, and (iv) any day on which offices of Administrative Agent are authorized or required by Law to be closed for business in Boston, Massachusetts.

“Capital Lease Obligations” means with respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Cash Collateral Account” means account number 1367011723000 (and any successor or replacement accounts), which is a Bank of America, N.A. general ledger account maintained at Administrative Agent.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, or issued.

“Change of Control” means that, at any time, either (a) Guarantor ceases to directly or indirectly through one or more intermediaries Control the Borrower, or (b) Guarantor ceases to directly or indirectly through one or more intermediaries own 100% of the ownership and economic interests of the Borrower, or (c) a Guarantor Change of Control has occurred.

“Collateral” has the meaning set forth in Section 4.1.

“Collateral Assignment of Mortgage” means a collateral assignment of the Mortgage (and any assignment of leases and rents, if applicable) related to a Pledged Loan, to be in substantially the form of Exhibit G (adapted as appropriate for each applicable recording office).  If the Mortgage Loan includes a separate Assignment of Leases and Rents, the term “Collateral Assignment of Mortgage” will include the related separate collateral assignment of such Assignment of Leases and Rents if required by the applicable recording office.

“Collateral Documents” means, with respect to each Mortgage Loan: (a) the Mortgage Note, the Mortgage and all other documents including, if applicable, any Security Agreement and Uniform Commercial Code financing statements, as well as any guaranties and other supporting obligations (as defined in the Uniform Commercial Code) executed or existing in connection with or relating to the Mortgage Loan; (b) as applicable, the original lender’s ALTA Policy of Title Insurance or its equivalent, documents evidencing private mortgage insurance, the appraisal, the environmental assessment, the engineering report, certificates of casualty or hazard insurance, credit information on the maker of the Mortgage Note and each guarantor in connection therewith; (c) any other document listed in Exhibit C; and (d) any other document requested by the Administrative Agent that is customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note or that is customarily executed by the seller of a Mortgage Note.

“Commitment” means, for each Lender, its commitment under Section 1.1, in its sole discretion, to consider a request to fund its Commitment Percentage of Warehousing Advances, limited to such Lender’s Commitment Amount.  As the context requires, “Commitment” is also a collective reference to the Commitments of all of the Lenders at the time of reference.

“Commitment Amount” means, for any Lender, at any date, the maximum amount such Lender is committed on such date to lend to the Borrower pursuant to, and on and subject to the terms and conditions of, this Agreement.  As of the date hereof, the Commitment Amount of each Lender is set forth on Exhibit I, which may be amended from time to time in accordance with this Agreement.

“Commitment Percentage” means with respect to each Lender, the percentage set forth on Exhibit I hereto as such Lender’s percentage of the aggregate Commitments of all of the Lenders, as may be amended from time to time in accordance with this Agreement.

“Competitor” means any of the following entities: Angelo, Gordon & Co., L.P.; Annaly Capital Management, Inc.; Apollo Commercial Real Estate Finance, Inc.; Arbor Realty Trust, Inc.; Blackstone Mortgage Trust, Inc.; Brookfield Investment Management Inc.; Cantor Fitzgerald & Co.; CapitalSource Inc.; Colony Financial, Inc.; CreXus Investment Corp.; Fortress Credit Corp.; Guggenheim Partners, LLC; H/2 Credit Manager LP; iStar Financial Inc.; Invesco Ltd.; KKR & Co. L.P.; Ladder Capital Securities LLC; LoanCore Capital, LLC; Loan Star U.S. Acquisitions, LLC; Macquarie Group Limited; Mesa West Capital, LLC; NCH Capital Inc.; Newcastle Investment Corp.; Northstar Realty Finance Corp.; Pacific Investment Management Company LLC; RAIT Financial Trust; Redwood Trust Inc.; Rialto Capital Management, LLC; SL Green Realty Corp.; Square Mile Capital Management, LLC; Starwood Capital Group; Starwood Property Trust, Inc.; TPG Capital Management, L.P.; and Winthrop Capital Management LLC.

“Compliance Certificate” means, as to each of Borrower and Guarantor, a certificate executed on behalf of the same by its chief financial officer, chief accounting officer, chief executive officer, treasurer or controller, or by another officer approved by Administrative Agent, substantially in the form of Exhibit D-1 or Exhibit D-2, respectively.

“Consequential Loss” has the meaning set forth in Section 3.9(d).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Person in question, whether through the ability to exercise voting power, by contract, or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.  For purposes of this definition, debt securities that are then presently convertible into common stock or other voting securities will be treated as voting securities.

“Cost” means the sum of (a) as may be applicable with respect to any Eligible Loan, (x) if the proceeds of the Eligible Loan are to be used to finance the purchase of the Mortgaged Property to be secured by such Eligible Loan, the gross purchase price to be paid for such purchase, as reflected in the purchase and sale agreement provided as a Credit Underwriting Document with the Approval Request related to such Warehousing Advance and the related settlement statement to be provided as required pursuant to Exhibit C, and (y) if the proceeds of the Eligible Loan are to be used to refinance an existing third party Mortgage Loan secured by the Mortgaged Property which is to secure such Eligible Loan, the most recent “as-is” appraised value of the Mortgaged Property, as determined by an appraisal in form and substance satisfactory to Administrative Agent; (b) the reasonable and customary closing costs incurred in connection with the purchase of a Mortgaged Property being financed with an Eligible Loan against which a Warehousing Advance is being made, as reflected in the purchase and sale agreement provided as a Credit Underwriting Document with the Approval Request related to such Warehousing Advance and the related settlement statement to be provided as required pursuant to Exhibit C; and (c) the cost of any permitted repairs, renovation or rehabilitation permitted hereunder, as set forth in the budget therefor provided as a Credit Underwriting Document with the Approval Request related to such Warehousing Advance.

“Credit Underwriting Documents” means those items set forth in Exhibit H.

“Damages” has the meaning set forth in Section 11.2(b).

“Default” means any event or condition which, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.7.

“Delinquent Lender” has the meaning set forth in Section 10.12(1).

“Effective Alternative Base Rate” means, for any day, the per annum rate equal to the sum of (a) the Alternative Base Rate for such day, plus (b) the Applicable Margin.

“Effective LIBOR Rate” means, for any applicable Interest Period, the per annum rate equal to the sum of (a) the Index Rate for such Interest Period, plus (b) the Applicable Margin

“Eligible Assignee” means (a) during such time as there is not outstanding any Event of Default, any Person that is (i) a Qualified Assignee and (ii) not a Competitor, and (b) after the occurrence and during the continuation of an Event of Default, a Qualified Assignee.

“Eligible Loan” means a Mortgage Loan which satisfies the conditions and requirements set forth in Exhibit E, and which has been approved by the Administrative Agent pursuant to Section 2.1(a).

“Equity Interests” means all shares, interests, participations or other equivalents, however designated, of or in a Person (other than a natural person), whether or not voting, including common stock, membership interests, partnership interests, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations promulgated under that statute, as amended from time to time, and any successor statute, rules, and regulations.

“ERISA Affiliate” means, with respect to any Person, (a) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member, (b) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member and (c) solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of the Borrower or any Subsidiary shall continue to be considered an ERISA Affiliate of the Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrower or such Subsidiary and with respect to liabilities arising after such period for which the Borrower or such Subsidiary would reasonably be expected to be liable under the Internal Revenue Code or ERISA by reason of the Borrower being treated as a single employer with such ERISA Affiliate under Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrower or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower or any ERISA Affiliate pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Borrower or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Borrower or any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Borrower or any ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code; or (i) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code.

“Event of Default” had the meaning set forth in Section 9.1.

“Exchange Act” has the meaning given such term in the definition of Guarantor Change of Control.

“Fannie Mae” means Fannie Mae, a corporation created under the laws of the United States, and any successor.

“FASB ASC” means the Accounting Standards Codification, as amended, of the Financial Accounting Standards Board or any successor thereof.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulation or official interpretations thereof, any agreements entered into pursuant to Section 147(b)(1) of the Internal Revenue Code, and any legislation, rules and practices adopted pursuant to any intergovernmental agreement addressing any of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day (rounded upward, if necessary, to a whole multiple of 1/100 of 1%), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BofA on such day on such transactions as determined by Administrative Agent.

“Fees” means the fees from time to time payable by Borrower pursuant to the Fee Letter.

“Fee Letter” means that certain fee letter agreement, dated as of the Restatement Date, between the Borrower and Administrative Agent, as the same may be amended, modified, restated or supplemented from time to time.

“FHA” means the Federal Housing Administration and any successor agency or other entity.

“Final Approval” has the meaning set forth in Section 2.1(a).

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

“First Mortgage” means a Mortgage that constitutes a first Lien on the real property and improvements described in or covered by that Mortgage.

“First Mortgage Loan” means a Mortgage Loan secured by a First Mortgage.

“Fiscal Quarter” means the three (3) month period beginning on each January 1, April 1, July 1 and October 1.

“Fiscal Year” means the twelve (12) month period beginning on each January 1.

“Fitch” means Fitch, Inc.

“Fixed Charge Coverage Ratio” means Guarantor’s EBITDA for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period, divided by the Fixed Charges for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period; provided, that the “Fixed Charge Coverage Ratio” and associated components thereof shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on any financial statement of the Guarantor under FASB ASC Section 810 or otherwise under GAAP.

“Fixed Charges” means at any time, the sum of (a) Guarantor’s Debt Service, (b) all preferred dividends that Person included in Guarantor’s Consolidated Group is required, pursuant to the terms of the certificate of designation or other similar document governing the rights of preferred shareholders, to pay and is not permitted to defer, (c) Capital Lease Obligations paid or accrued by any Person included in Guarantor’s Consolidated Group during such period, and (d) any amounts payable by any such Person under any Ground Lease.

“Foreign Lender” has the meaning set forth in Section 10.18(a)(1).

“Foreign Plan” means any Plan (whether or not subject to ERISA) that is not subject to U.S. law.

“Freddie Mac” means Freddie Mac, a corporation created under the laws of the United States, and any successor.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Ginnie Mae” means the Government National Mortgage Association, an agency of the United States government, and any successor agency or other entity.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Ground Lease” means a ground lease containing the following terms and conditions:  (a) a remaining term (exclusive of any unexercised extension options) of twenty (20) years or more from the date on which the underlying property was financed, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantor” means Ares Commercial Real Estate Corporation, a Maryland corporation.

“Guarantor Change of Control” means any single event, transaction, or occurrence, or series of related events, transactions, or occurrences, has occurred as a result of which (a) any “Person” or “group” (as such terms are defined in Sections 3(a)(9), 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of a percentage of voting power of all classes of securities of Guarantor entitled to vote generally in the election of directors, representing thirty-five percent (35%) or more of such securities; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Guarantor (together with any new or replacement director whose election by the board of directors of Guarantor, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period of whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Guarantor then in office.

“Guarantor’s Consolidated Group” means the Guarantor and those of its Subsidiaries which are consolidated with the Guarantor for the purposes of the preparation of its financial statements in accordance with GAAP.

“Guarantor’s Debt” with respect to Guarantor’s Consolidated Group, means:  (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets, (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, and (v) all indebtedness secured by a lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof.

“Guarantor’s Debt (Excluding Agency Lines)” means Guarantor’s Debt minus liabilities consisting of outstanding principal and interest under any Agency Lines.

“Guarantor’s Debt Service” means for any Test Period, the sum of (a) the Guarantor’s Interest Expense for such period, determined on a consolidated basis, and (b) all regularly scheduled principal payments made with respect to Guarantor’s Debt during such period, other than any voluntary prepayment or prepayment occasioned by the repayment of an underlying asset, or any balloon, bullet, margin or similar principal payment which repays such Guarantor’s Debt in part or in full.

“Guarantor’s EBITDA” with respect to Guarantor and for any Test Period, means an amount equal to the sum of (a) Net Income (or Loss) of such Person (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such Net Income (or Loss)): (i) depreciation and amortization expense (other than those related to capital expenditures that have not been included in the calculation of Fixed Charges), (ii) the Guarantor’s Interest Expense, (iii) income tax expense, and (iv) extraordinary or non-recurring gains, losses and expenses, including but not limited to transaction expenses relating to business combinations, other acquisitions and unconsummated transactions, (v) unrealized loan loss reserves, impairments associated with owned real estate, and other similar charges, including but not limited to reserves for loss sharing arrangement associated with mortgage servicing rights, (vi) realized losses on loans and loss sharing arrangements associated with mortgage servicing rights and (vii) unrealized gains, losses and expenses associated with (A) derivative liabilities including but not limited to convertible note issuances and (B) mortgage servicing rights (other than the initial revenue recognition of recording an asset),  plus (b) such Person’s proportionate share of Net Income (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person) of the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.

“Guarantor’s Interest Expense” means with respect to Guarantor’s Consolidated Group and for any Test Period, the amount of total interest expense incurred by such Person, including capitalized or accruing interest (but excluding interest funded under a construction loan and the amortization of financing costs), plus Guarantor’s Consolidated Group’s proportionate share of interest expense from the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.

“Guaranty” means that certain Guaranty Agreement, dated as of May 27, 2015, by the Guarantor in favor of Administrative Agent, as the same may be amended, modified, restated or supplemented from time to time.

“Hedging Arrangements” means, with respect to any Person, any agreements or other arrangements (including puts, interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

“HUD” means the Department of Housing and Urban Development, and any successor agency or other entity.

“Impacted Lender” means any Lender that has, or is the Subsidiary of any Person that has (a) become the subject of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation proceeding or any other proceeding under any debtor relief law, (b) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (c) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (d) been deemed by a Governmental Authority to be insolvent.

“Indebtedness” means, as to any Person, all obligations, contingent or otherwise, consisting of (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business) and all obligations under leases which are, or should be under GAAP, recorded as capital leases, in respect of which a person is directly or contingently liable as borrower, guarantor, endorser or otherwise, or in respect of which a person otherwise assures a creditor against loss, (ii) all obligations for borrowed money or for the deferred purchase price of a property or services secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any lien upon property (including without limitation bonds, notes, accounts receivable and contract rights) owned by a person, whether or not such person has assumed or become liable for the payment thereof (provided, that if recourse is limited solely to such property, then the amount of such Indebtedness shall in no event exceed the market value of such property), (iii) all obligations under any Hedging Arrangement, and (iv) all other liabilities and obligations which would be classified in accordance with GAAP as liabilities on a balance sheet.

“Indemnified Party” has the meaning set forth in Section 11.2(b).

“Indemnified Taxes” has the meaning set forth in Section 3.13(a).

“Index Rate” means, with respect to any applicable Interest Period, the rate per annum equal to one month LIBOR, or a comparable or successor rate, which rate is approved by Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) at approximately 11:00 a.m. London time two (2) London Banking Days prior to the commencement of the Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that (i) to the extent a comparable or successor rate is approved by Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent, and (ii) if the Index Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Information” has the meaning set forth in Section 11.15.

“Initial Review Period” has the meaning set forth in Section 2.1(a).

“Initial Warehousing Advance” means the sole Warehousing Advance to be made with respect to any Single Advance Mortgage Loan or the first Warehousing Advance to be made with respect to a Multiple Advance Mortgage Loan.

“Interest Payment Date” means the fifteenth (15th) day of each calendar month.

“Interest Period” means with respect to any LIBOR Loan the period commencing on (i) the fifteenth (15th) day of the month, and ending on the fourteenth (14th) day of the following month, or (ii), with respect to any Warehousing Advance made on any day from the first (1st) of a month through the fourteenth (14th) of such month, the day such Warehousing Advance is made and ending on the fourteenth (14th) day of such month, or (iii), with respect to any Warehousing Advance made on any day from the sixteenth (16th) of a month through the last day of such month, the day such Warehousing Advance is made and ending on the  fourteenth (14th) day of the following month; provided, however, that if such period ends on a date that is not a LIBOR Business Day, such Interest Period shall end on the LIBOR Business Day that is immediately prior to such ending date; (in each case, subject to availability); provided that:

(a)                                 Each Interest Period must commence on a LIBOR Business Day;

(b)                                 In the case of the continuation of a LIBOR Loan, the Interest Period applicable after the continuation of such LIBOR Loan shall commence on the last day of the preceding Interest Period;

(c)                                  The last day for each Interest Period and the actual number of days during the Interest Period shall be determined by Administrative Agent using the practices of the London interbank Eurodollar market; and

(d)                                 No Interest Period shall extend beyond the applicable Warehousing Maturity Date, and any Interest Period which otherwise would end after such Warehousing Maturity Date shall instead end on such Warehousing Maturity Date.

“Interim Statement Date” means the date of the most recent unaudited financial statements of Borrower or Guarantor, as the case may be, delivered to Administrative Agent under this Agreement.

“Internal Revenue Code” means the Internal Revenue Code of 1986, Title 26 of the United States Code, and all rules, regulations and interpretations issued under those statutory provisions, as amended, and any subsequent or successor federal income tax law or laws, rules, regulations and interpretations.

“Investment Company Act” means the Investment Company Act of 1940 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

“KYC Compliance Information” means, with respect to any Person: (x) such information and materials reasonably requested by Administrative Agent in order for Administrative Agent and Lenders to comply with all then applicable “know your customer” and anti-money laundering rules and regulations (as and to the extent reasonably determined by Administrative Agent), including without limitation, the Act, including, but not limited to, its name, address, tax identification number and (y) such other identification information as shall be reasonably necessary for Administrative Agent and each Lender to confirm that such Person for whom such information and materials are being requested is not a Person which is owned or controlled by, or acting on behalf of, the government of target countries or are associated with international narcotics trafficking or terrorism, or otherwise a Person to whom the government of the United States prohibits or otherwise restricts the provision of financial services, including under the Restriction List.

“Law” or “Laws” means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, opinions or decrees of any Governmental Authority.

“Lender” has the meaning set forth in the first paragraph of this Agreement.

“LIBOR” means the British Bankers Association “London Interbank Offered Rate” or the successor thereto if the British Bankers Association is no longer making a “London Interbank Offered Rate” available.

“LIBOR Business Day” means a Business Day which is also a London Banking Day.

“LIBOR Loan” means the Loan, or any portion thereof, that is bearing interest at the Effective LIBOR Rate.

“LIBOR Rate Principal” has the meaning set forth in Section 3.9(d).

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of such an agreement and any agreement to give any security interest).

“Liquidation Proceeds” has the meaning set forth in Section 9.4(c)(11).

“Loan” has the meaning set forth in Section 1.1.

“Loan Documents” means this Agreement, the Warehousing Notes, the Guaranty, the Pledge Agreement, the Loan Servicing Agreement, the Fee Letter, and each other document, instrument or agreement executed by Borrower or Guarantor in connection with any of those documents, instruments and agreements, as originally executed or as any of the same may be amended, restated, modified or supplemented from time to time.

“Loan Servicing Agreement” means that certain Servicing Agreement, dated as of May 27, 2015, by and among the Administrative Agent, Borrower, ACRC Capital LLC as “Servicer” thereunder, and Ares Commercial Real Estate Servicer LLC as “Special Servicer” thereunder, as the same may be amended, modified, restated or supplemented from time to time.

“Loan-to-Cost Ratio” as used in the Exhibits to this Agreement means, as of any day of determination as to any Mortgage Loan, the ratio (expressed as a percentage) of (a) the maximum principal amount which may be advanced in accordance with the terms of such Mortgage Loan, to (b) the Cost of the related Mortgaged Property.

“London Banking Day” means any day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Margin Stock” has the meaning assigned to that term in Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended.

“Material Adverse Effect” means an effect resulting from any circumstance or event, or series of circumstances or events, of whatever nature, which, taken as a whole, (a) materially and adversely affects the business, operations, properties, assets or financial condition of the Guarantor or the Borrower, (b) materially and adversely impairs the ability of the Guarantor or the Borrower to fulfill its obligations, including, if applicable, their ability to perform their respective obligations under the Loan Documents, or which causes a Default or Event of Default under Section 7.8, (c) materially and adversely affects the value of the Collateral or the Lien and security interest intended to be granted to the Administrative Agent, for the benefit of the Lenders, hereunder and under the other Loan Documents, or (d) materially impairs the validity or enforceability of any of the Loan Document or the rights and remedies of Administrative Agent or any of the Lenders under any of the Loan Documents.

“MF Property” means a Multifamily Property consisting of general or affordable multifamily housing that is not an assisted living, independent living or skilled nursing facility for seniors, student housing, a manufactured housing community or other dedicated housing.

“Moody’s” means Moody’s Investors Services, Inc.

“Mortgage” means a mortgage or deed of trust on real property.

“Mortgage Loan” means any loan evidenced by a Mortgage Note and secured by a Mortgage and, if applicable, a Security Agreement.

“Mortgage Note” means a promissory note secured by one or more Mortgages and, if applicable, one or more Security Agreements.

“Mortgaged Property” means a Property subject to a Mortgage.

“Multiemployer Plan” means any plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which contributions have been, or were required to have been, made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, or to which the Borrower or any ERISA Affiliate has any unsatisfied withdrawal liability or would be reasonably expected to otherwise incur withdrawal liability.

“Multifamily Property” means real property that contains or that will contain more than four (4) dwelling units in improvements that are substantially complete and in which no more than 20% (or such lesser amount as will not exceed applicable Fannie Mae, Freddie Mac or FHA limits) of the net rentable area is rented to, or to be rented to, non-residential tenants.

“Multiple Advance Mortgage Loan” means an Eligible Loan which, by its terms, provides for more than one advance to be made by Borrower, as lender, thereunder.

“Net Income (or Loss)” means, for any fiscal period of any Person, the net income (or loss) of such Person, after deduction of all expenses, taxes, and other proper charges for such period, determined in accordance with GAAP.

“Notice” has the meaning set forth in Section 11.1(a).

“Obligations” means all indebtedness, obligations and liabilities of Borrower (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred), together with all renewals, extensions, modifications, increases and decreases of any such indebtedness, obligations and liabilities (a) to Administrative Agent, Lenders and their Affiliates and Subsidiaries under this Agreement and the other Loan Documents or otherwise in connection with the Loan, including, without limitation, with respect to principal, interest, Fees, charges, costs, expenses and all other amounts payable by the Borrower hereunder or thereunder, and (b) to BofA or any of its Affiliates (i) for Automated Clearing House exposure and liabilities and obligations under the Borrower’s other cash management arrangements and account agreements with BofA or any of its Affiliates, and (ii) under any Hedging Arrangements with BofA or any of its Affiliates.

“OECD” has the meaning set forth in the definition of “Qualified Assignee.”

“Operating Account” means account number 8670707897 (and any successor or replacement accounts) maintained at Administrative Agent in Borrower’s name for (a) funding Warehousing Advances as provided herein, (b) charging for payment of the Obligations, as provided herein, and (c) returning any excess proceeds from a Pledged Loan to Borrower, as provided herein.

“Operator” means any Person that owns, is a mortgagor with respect to, leases and/or operates a Mortgaged Property.

“Operator EBITDA” means, for any period, as to any Operator at a Mortgaged Property, the total of the Operator’s Net Income (or Loss) derived from operation of the Mortgaged Property, minus operating expenses associated with such Mortgaged Property, plus, to the extent included in operating expenses for purposes of calculating such Net Income (or Loss), the sum of (i) amortization, (ii) depreciation, (iii) income taxes, and (iv) cash interest expense.  Such calculation shall be subject to Administrative Agent’s review and adjustment in its reasonable discretion.  Any determination of Operator EBITDA for any period shall be supported by a certificate of an authorized officer of Borrower setting forth the calculation thereof (including all adjustments, if any, made by Borrower) in detail, and attaching copies of all operating statements and other materials relied upon by Borrower in arriving at such Operator EBITDA for such period.

“Original Closing Date” means May 27, 2015.

“Original Credit Agreement” means that certain Bridge Loan Warehousing Credit and Security Agreement, dated as of May 27, 2015, among the Borrower, the Lenders and the Administrative Agent, as amended prior to the date hereof.

“Other Taxes” has the meaning set forth in Section 3.13(b).

“Participant” has the meaning set forth in Section 10.14(e).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means any Plan, other  than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Person” means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

“Plan” means each employee benefit plan, as that term is defined in Section 3(3) of ERISA, that is or, during the prior five years, was sponsored, maintained or contributed to by, or required to be contributed by, Borrower or any of its ERISA Affiliates.

“Pledge Agreement” means that certain Pledge and Security Agreement dated as of October 14, 2015, by and between ACRC Warehouse Holdings LLC and Administrative Agent, for itself and for the benefit of the Lenders, as the same may be amended, modified, restated or supplemented from time to time.

“Pledged Hedging Accounts” has the meaning set forth in Section 4.1(g).

“Pledged Hedging Arrangements” has the meaning set forth in Section 4.1(g).

“Pledged Loans” has the meaning set forth in Section 4.1(b).

“Pledged Loan Documents” means any and all agreements, certificates, writings or other documentation pertaining to a particular Pledged Loan as reviewed and approved by Administrative Agent.

“Post-Closing Letter” means that certain Post-Closing Letter, dated as of August 8, 2016, by the Administrative Agent and acknowledged and approved by the Borrower.

“Preliminary Approval” has the meaning set forth in Section 2.1(a).

“Prime Rate” means, on any day, the per annum rate of interest in effect for such day as publically announced from time to time by BofA as its “prime rate.”  BofA’s “prime rate” is set by BofA based upon various factors including BofA’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such Prime Rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change. If at any time the Prime Rate determined by the foregoing would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Property” means a MF Property.

“Property EBITDA” means, for any period, as to any Mortgaged Property, the sum of Property NOI and Operator EBITDA, without duplication. Any determination of Property EBITDA for any period may be adjusted by Borrower, and shall be subject to Administrative Agent’s review and further adjustment in its reasonable discretion, and shall be supported by a certificate of an authorized officer of Borrower setting forth the calculation thereof (including all adjustments made by Borrower) in detail, and attaching copies of all operating statements, calculations of Property NOI and Operator EBITDA, and other materials relied upon by Borrower in arriving at such Property EBITDA for such period.

“Property NOI” means, for any period, as to any Mortgaged Property, the total of the Mortgaged Property’s income derived from rent minus operating expenses associated with such Mortgaged Property, plus, to the extent included in operating expenses for purposes of calculating such income, the sum of (i) amortization, (ii) depreciation and (iii) interest expense.  Such calculation shall be subject to Administrative Agent’s review and adjustment in its reasonable discretion.  Any determination of Property NOI for any period shall be supported by a certificate of an authorized officer of Borrower setting forth the calculation thereof (including all adjustments made by Borrower) in detail, and attaching copies of all operating statements and other materials relied upon by Borrower in arriving at the Property NOI for such period.

“Qualified Assignee” means (a) a Lender or an Affiliate of a Lender; (b) an Approved Fund whose long-term senior unsecured debt is rated no lower than the lesser of (y) investment grade or (z) the credit rating of the assignor; (c) a real estate investment trust, bank, commercial credit corporation, commercial bank, trust company, savings and loan association, insurance company, investment bank, pension plan, pension advisory firm, mutual fund, government entity or plan or pension fund organized under the laws of the United States, or any State thereof or the District of Columbia, and (i) having total assets in excess of $250,000,000 and (except with respect to a pension advisory firm, asset manager or similar fiduciary) capital/statutory surplus or stockholder’s equity of $100,000,000, (ii) is regularly engaged in the business of making or owning (including indirectly through REMIC bonds and/or securitizations) commercial real estate loans or interests therein (including, without limitation, “B” notes, participations and mezzanine loans with respect to commercial real estate) or owning and operating commercial properties and (iii) whose long-term senior unsecured debt is rated no lower than the lesser of (y) investment grade or (z) the credit rating of the assignor; (d) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having total assets in excess of $5,000,000,000 whose long-term senior unsecured debt is rated no lower than the lesser of (y) investment grade or (z) the credit rating of the assignor, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) the central bank of any country which is a member of the OECD whose long-term senior unsecured debt is rated no lower than the lesser of (y) investment grade or (z) the credit rating of the assignor at the time of the assignment.

“Recourse Debt” shall mean, without duplication, (a) Guarantor’s Debt of a consolidated Subsidiary of Guarantor for which Guarantor has provided a payment guarantee and (b) any Guarantor’s Debt other than Guarantor’s Debt in respect of which recourse for payment (except for customary exceptions for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse or tax-exempt financings of real estate) is contractually limited to specific assets of Guarantor (and not a majority of Guarantor’s assets) encumbered by a Lien securing such Guarantor’s Debt.

“Register” has the meaning set forth in Section 10.14(c).

“Release Amount” means, with respect to any Pledged Loan (a) while an Event of Default exists, the amount paid to Administrative Agent in a commercially reasonable disposition of that Pledged Loan, and (b) otherwise, until an Event of Default occurs, an amount equal to the principal amount of the Warehousing Advance(s) outstanding against such Pledged Loan together with all accrued and unpaid interest thereon.

“Required Lenders” means as of any date, the Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding principal amount of all Warehousing Advances on such date, and if no such principal is outstanding, the Lenders whose aggregate Commitment Amounts constitute at least sixty-six and two-thirds percent (66-2/3%) of the total Commitment Amounts of all of the Lenders; provided, however, that the Commitment Amount of, and the portion of aggregate outstanding principal amount of all Warehousing Advances held by, any Delinquent Lender shall be excluded for purposes of determining the Required Lenders.

“Restatement Date” means, subject to Borrower’s satisfaction of the conditions set forth in Section 5.1(b) or waiver pursuant to the Post-Closing Letter, the date as of which this Agreement is executed and delivered by each of the parties hereto.

“Restriction List” and “Restriction Lists” means each and every list of Persons who are Specially Designated Nationals or Blocked Persons or otherwise are Persons to whom the Government of the United States prohibits or otherwise restricts the provision of financial services.  For the purposes of this Agreement, “Restriction Lists” include the list of Specially Designated Nationals and Blocked Persons established pursuant to Executive Order 13224 (September 23, 2001) and maintained by the Office of Foreign Assets Control, U.S.  Department of the Treasury, current as of the day the Restriction List is used for purposes of comparison in accordance with the requirements of this Agreement, so that Persons subject to the jurisdiction of the United States will know that they are prohibited from dealing with such Specially Designated Nationals or Blocked Persons and that they must block all property within their possession or control in which such Specially Designated Nationals and Blocked Persons have an interest.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Security Agreement” means a security agreement or other agreement that creates a Lien on personal property, including furniture, fixtures and equipment, to secure repayment of a Mortgage Loan.

“Servicer” means, collectively and individually, ACRC Capital LLC, as servicer, and Ares Commercial Real Estate Servicer, LLC, as special servicer, and any successor servicer of the Pledged Loans under the Loan Servicing Agreement.

“Significant Pledged Loan Modification” means any modification or amendment of any Pledged Loan Document which:

(a)                                 reduces the principal amount of such Pledged Loan other than (i) with respect to a dollar-for-dollar principal payment or (ii) reductions of principal to the extent of deferred, accrued or capitalized interest added to principal which additional amount was not taken into account by the Lenders in determining the related Warehousing Advance;

(b)                                 increases the principal amount of such Pledged Loan other than (i) increases which are derived from accrual or capitalization of deferred interest which is added to principal or protective advances or (ii) increases resulting from future funding amounts advanced by Borrower to obligor thereunder;

(c)                                  modifies the maturity date (including any modification of any conditions to extend the maturity date of a Pledged Loan option) with respect to such Pledged Loan or modifies the regularly scheduled payments of principal and non-contingent interest of such Pledged Loan;

(d)                                 changes the frequency of scheduled payments of principal and interest in respect of such Pledged Loan or modifies the prepayment provisions with respect to such Pledged Loan; provided, however, that Borrower shall be permitted, without the consent of the Lenders, to change the monthly payment date with respect to a Pledged Loan in connection with an intended securitization the proceeds of which securitization will repay in full the principal and all Obligations related to all Warehousing Advances made with respect to such Pledged Loan;

(e)                                  subordinates the lien priority of such Pledged Loan or the payment priority of such Pledged Loan other than subordinations required under the related Pledged Loan Documents (provided, however, the foregoing shall not preclude the execution and delivery of subordination, nondisturbance and attornment agreements with tenants, subordination to tenant leases, easements, plats of subdivision and condominium declarations and similar instruments which in the commercially reasonable judgment of Borrower do not materially adversely affect the rights and interest of the holder of such Pledged Loan);

(f)                                   releases any collateral for such Pledged Loan other than releases required under the related Pledged Loan Documents or releases in connection with eminent domain or under threat of eminent domain;

(g)                                  releases any borrower, guarantor, pledgor or other obligor from any material obligation under the Pledged Loan Documents;

(h)                                 materially waives, amends or modifies, in Borrower’s reasonable judgment, any cash management or reserve account requirements of such Pledged Loan other than changes required under the related Pledged Loan Documents;

(i)                                     waives any due-on-sale or due-on-encumbrance provisions of such Pledged Loan other than waivers required to be given under the then existing Pledged Loan Documents;

(j)                                    materially waives, amends or modifies any insurance requirements of such Pledged Loan under the related Pledged Loan Documents;

(k)                                 encumbers the related Mortgaged Property or the direct or indirect ownership interest in the mortgagor in connection with a subordinate financing, a mezzanine financing or a preferred equity investment; or

(l)                                     relates to the issuance of a letter of credit as security for a Pledged Loan where Borrower has a consent right to the form of letter of credit.

“Single Advance Mortgage Loan” means an Eligible Loan which, by its terms, provides for a single advance of principal thereunder.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of such Person’s assets are each in excess of the fair valuation of its total liabilities (including all contingent liabilities if and to the extent required to be recorded as liabilities on the financial statements of such Person in accordance with GAAP), and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature.

“Special Purpose Entity” means a limited liability company which at all times since its formation and at all times thereafter (i) was and is organized solely for the purpose of originating, acquiring, owning, servicing and selling the Pledged Loans and engaging in any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for, the accomplishment of the foregoing purpose, (ii) has not engaged and will not engage in any business unrelated to the origination, ownership and servicing of the Pledged Loans, (iii) has not had and will not have any assets other than those related to the Pledged Loans, (iv) has not engaged, sought or consented to and, to the fullest extent permitted by applicable Law, will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger or asset sale (except as otherwise permitted by this Agreement), (v) except as otherwise permitted by this Agreement, shall not (A) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, (B) dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets or the assets of any other entity in which it has a direct or indirect legal or beneficial ownership interest, or (C) engage in any other business activity, (vi) is and intends to remain Solvent (based on a fair market valuation of assets) and is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, (vii) has not failed and will not fail to correct any known misunderstanding regarding its separate identity, (viii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns (or as part of a consolidated group), (ix) has maintained and will maintain its books, records, resolutions and agreements as official records, (x) has not commingled and will not commingle its funds or assets with those of any other Person, (xi) has held and will hold its assets in its own name, (xii) has conducted and will conduct its business in its name, (xiii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person (provided, however, that it may be part of a consolidated financial statement though separately noted as a subsidiary), (xiv) has paid and will pay its own liabilities, including the salaries of its own employees, if any, out of its own funds and assets, (xv) has observed and will observe all applicable limited liability company formalities, (xvi) has maintained and will maintain an arm’s-length relationship with its Affiliates, other than with respect to the Loan Servicing Agreement and to the extent otherwise approved by the Administrative Agent as provided in this Agreement, (xvii) has and will have no indebtedness other than the Loan and liabilities in the ordinary course of business relating to the ownership, operation and sale of the Pledged Loans, (xviii) except to the extent required by the Loan Documents, has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xix) has not acquired and will not acquire obligations or securities of its Affiliates, (xx) has not used and will not use separate stationery, invoices and checks, (xxi) except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person, (xxii) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person, (xxiii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person, (xxiv) has not identified and will not identify Servicer or Servicer’s member, or any Affiliate of any of them, as a division or part of it, and (xxv) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (y) for the Loan Documents and (z) in the ordinary course of its business upon terms and conditions no less favorable to it than would be available on an arms-length basis voluntarily entered into by it.

“Specially Designated Nationals or Blocked Persons” means Persons which are owned or controlled by, or acting on behalf of, the government of target countries or are associated with international narcotics trafficking or terrorism.

“Specified Third Party Securitization” means any securitization transaction that was not established or sponsored by the Guarantor or any of its Affiliates.

“Statement Date” means the Audited Statement Date or the Interim Statement Date, as applicable.

“Subsequent Warehousing Advance” means a Warehousing Advance with respect to a Multiple Advance Mortgage Loan other than the Initial Warehousing Advance with respect to such Multiple Advance Mortgage Loan.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or Controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP; provided, that no issuer of a Specified Third Party Securitization shall be considered a “Subsidiary” of the Guarantor.

“Tangible Net Worth” means, with respect to any Person, all amounts that would be included under capital or shareholder’s equity (or any like caption) on the balance sheet of such Person, minus (a) amounts owing to that Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date; provided, that “Tangible Net Worth” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on any financial statement of such Person under FASB ASC Section 810 or otherwise under GAAP. For sake of clarity, mortgage servicing rights shall not be deemed to be intangible assets.

“ Tangible Net Worth (Excluding Agency Lines)” means Tangible Net Worth minus any assets of any Person included in Guarantor’s Consolidated Group where such assets are pledged to secure obligations under any Agency Lines.

“Targeted Permanent Loan Program” means the applicable Fannie Mae, Freddie Mac, or HUD Multifamily Property Mortgage Loan program targeted by the Borrower, reasonably and in good faith, for a permanent Mortgage Loan secured by the Mortgaged Property securing a proposed Pledged Loan as identified in the related Approval Request and Credit Underwriting Documents provided to the Administrative Agent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Testing Debt Service Amount” means, for any period as to any Warehousing Advance(s) with respect to a particular Pledged Loan, as determined by Administrative Agent an aggregate amount equal to debt service that would be payable on a hypothetical loan equal to the amount of such Warehousing Advance(s) with respect to such period, based on (a) the outstanding principal amount of the subject Warehousing Advance(s) on the last day of the then most recently ended Fiscal Quarter, (b) principal amortizing on a monthly basis over a thirty (30) year period using the interest rate set forth in clause (c) below, and (c) the greatest of, on the last day of the then most recently ended Fiscal Quarter, (i) the actual interest rate applicable to the Loan, (ii) a per annum rate equal to the sum of the annual yield payable on ten (10) year United States Treasury obligations in amounts approximating the amount of such Warehousing Advance(s) plus 2.50%, and (iii) a per annum interest rate of 6.00%.

“Test Period” means the time period from the first day of each calendar quarter, through and including the last day of such calendar quarter.

“Third Party Reports” means, to the extent required to be included with the Credit Underwriting Documents submitted to the Administrative Agent with an Approval Request, the appraisal (which must be FIRREA compliant), environmental report, property condition report, and any other report or analysis prepared by a third party for, or for the account or benefit of, the Borrower or the Servicer in connection with the underwriting of the applicable proposed Mortgage Loan.

“Total Approved Warehousing Advance Amount” means, with respect to a Multiple Advance Mortgage Loan, the maximum amount of the aggregate Warehousing Advances which may be made by the Lenders against such Multiple Advance Mortgage Loan as set forth on Exhibit E, and approved by Administrative Agent pursuant to Section 2.1(a).

“Total Commitment Amount” means $125,000,000.

“Trust Receipt” means a trust receipt, in form and substance approved by Administrative Agent, under which Administrative Agent may deliver any document relating to the Collateral to Borrower or Servicer for correction or completion.

“Underlying Debt Service Coverage Ratio” means, as of any time of determination, as to any Mortgage Loan, the ratio of (a) the then Property EBITDA related to such Mortgaged Property, to (b) the interest only debt service required to be paid in accordance with the terms thereof.

“Underlying Loan-to-Value Ratio” means, at any time of determination, as to any Mortgage Loan, the ratio (expressed as a percentage) of (a) the maximum principal amount which may be advanced in accordance with the terms of such Mortgage Loan, to (b) the most recent “as is” appraised value of the related Mortgaged Property as determined by an appraisal in form and substance satisfactory to Administrative Agent.

“Underwriting Guidelines” means Borrower’s policies and procedures for underwriting Mortgage Loans secured by Multifamily Properties constituting MF Properties for a Targeted Permanent Loan Program, as in effect on the date of the Original Credit Agreement, a copy of which has been provided to and approved by Administrative Agent, as the same may be modified from time to time in accordance with this Agreement.

“Unfunded Commitment” has the meaning set forth in Section 10.12(2).

“USPAP” means the Uniform Standards of Professional Appraisal Practice published by the Appraisal Standards Board of the Appraisal Foundation and related guidance promulgated by the Appraisal Standards Board in effect as of the Original Closing Date and as the same may be modified, amended, supplemented or replaced from time to time.

“Warehouse Period” means, for any Eligible Loan, the maximum period a Warehousing Advance or Warehousing Advances may remain outstanding as set forth in Exhibit E.

“Warehousing Advance” has the meaning set forth in Section 1.1.

“Warehousing Advance Debt Service Coverage Ratio” means, at any time of determination, as to any Warehousing Advance(s) relating to a Pledged Loan, the ratio of (a) the then Property EBITDA related to such Mortgaged Property, to (b) the Testing Debt Service Amount for the related period.  For the purposes of calculating Warehousing Advance Debt Service Coverage Ratio, (i) such Property EBITDA shall be determined on a trailing twelve (12) month basis, annualized and normalized, and (ii) the Testing Debt Service Amount shall be determined using the total outstanding amount of the Warehousing Advance(s) with respect to the subject Mortgage Loan.

“Warehousing Advance Request” has the meaning set forth in Section 2.1(b).

“Warehousing Advance-to-Appraised Value Ratio” means, at any time of determination, as to any Warehousing Advance(s) and the related Pledged Loan, the quotient, expressed as a percentage, of (a) (i) in the case of a Single Advance Mortgage Loan, the then outstanding principal amount of such Warehousing Advance, or (ii) in the case of a Multiple Advance Mortgage Loan, the Total Approved Warehousing Advance Amount for such Multiple Advance Mortgage Loan, divided by (b) the most recent “as is” appraised value of the related Mortgaged Property.

“Warehousing Advance-to-Mortgage Loan Ratio” means, at any time of determination, as to any Warehousing Advance(s) and the related Pledged Loan, the quotient, expressed as a percentage, of (a)(i) in the case of a Single Advance Mortgage Loan, the then outstanding principal amount of such Warehousing Advance, or (ii) in the case of a Multiple Advance Mortgage Loan, the Total Approved Warehousing Advance Amount for such Multiple Advance Mortgage Loan, divided by (b)(i) in the case of a Single Advance Mortgage Loan, the then outstanding principal amount of such Pledged Loan, or (ii) in the case of a Multiple Advance Mortgage Loan, the maximum principal balance of such Pledged Loan after giving effect to all amounts permitted to be drawn thereunder in accordance with the terms thereof.

“Warehousing Maturity Date” means the earliest of (a) the date that is three (3) years from the Borrowing Expiration Date, (b) the date the Commitments are terminated and the Warehousing Advances become due and payable under Section 9.4(a) or 9.4(b), and (c) as to any specific Warehousing Advance, the last day of the Warehouse Period applicable to such Warehousing Advance.

“Warehousing Notes” has the meaning set forth in Section 1.3.

12.2                        Other Definitional Provisions; Terms of Construction.

(a)                                 Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter genders.

(b)                                 All references to time of day mean the then applicable time in New York, New York, unless otherwise expressly provided.

(c)                                  References in a Loan Document to Articles, Sections, Exhibits, Schedules and like references are to Articles, Sections, Exhibits, Schedules and the like of such Loan Document, unless otherwise expressly provided.

(d)                                 The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”

(e)                                  Unless the context in which it is used otherwise clearly requires, the word “or” has the inclusive meaning represented by the phrase “and/or.”

(f)                                   All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements.  All provisions from other agreements incorporated into this Agreement by reference survive any termination of those other agreements until the Obligations of Borrower under this Agreement and the Warehousing Notes are irrevocably paid in full and the Commitments are terminated.

(g)                                  Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

(h)                                 If any day on which a payment of any Obligation hereunder or under any other Loan Document is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day.  Further, if there is no corresponding day for a payment in the given calendar month (e.g., there is no “February 30th”), the payment shall be due on the last Business Day of the calendar month.

(i)                                     In no event shall the phrase “upon and during the continuance of an Event of Default” or similar phrases be construed to imply the existence of any kind of cure right in favor of the Borrower or any other Person with respect to such Event of Default, unless, and then only to the extent that, such a cure right is specifically provided for in this Agreement.

(j)                                    References in a Loan Document to any document, instrument, or agreement (i) shall include all exhibits, schedules, and other attachments thereto, (ii) shall include all documents, instruments, or agreements issued or executed in replacement or restatement thereof, to the extent permitted hereby, and (iii) shall mean such document, instrument, or agreement, or replacement or predecessor thereto, as amended, supplemented, restated, or otherwise modified from time to time to the extent permitted hereby and thereby and in effect at any given time.

(k)                                 All references to money (including the symbol “$”) are to lawful currency of the United States.

(l)                                     The rule of construction providing that references to general items following references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

“BORROWER”

ACRC Lender B LLC, a Delaware limited liability company

By:	/s/ John B. Jardine
Name:	John B. Jardine
Title:	Co-Chief Executive Officer and President

[Signatures of Administrative Agent and Lenders follow]

[Signature Page to Amended and Restated Bridge Loan Warehousing Credit and Security Agreement]

“ADMINISTRATIVE AGENT AND LENDERS”

BANK OF AMERICA, N.A., as Administrative Agent and Lender

By:	/s/ Andrew Blomstedt
Name:	Andrew Blomstedt
Title:	SVP

[Signature Page to Amended and Restated Bridge Loan Warehousing Credit and Security Agreement]